SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2014

Date of Report

(Date of Earliest Event Reported)

NATURAL RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55062	46-3570919
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

76 Playfair Road, #03-06 LHK2 Building

367996 Singapore

(Address of Principal Executive Offices)

+65-62875955

(Registrant’s Telephone Number)

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ITEM 2.01	Completion of Acquisition or Disposition of Assets

On August 12, 2014 Natural Resources Corporation, a Delaware corporation (the “Company”), acquired M-Power Food Industries Private Limited, a company incorporated in Singapore (“M-Power Industries”), in a stock-for-stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities.

The Acquisition was effectuated by the Company through the exchange of all of the outstanding shares and interests of M-Power Industries for 50,000,000 shares of common stock of the Company. M-Power Industries was formerly wholly owned by M-Power Investments, which received all of the shares of the Company issued in this Acquisition.

M-Power Industries was formed in 2001 in Singapore. Since its inception, M-Power Industries has engaged in the manufacture and production of milk based ingredients and other dairy products for the food industry. M-Power Industries is currently an ISO 22000 certified manufacturer of dairy products.

As a result of the Acquisition, 200,000,000 shares and interests of common stock of M-Power Industries (all of which were held by M-Power Investments) were exchanged for, and converted into, 50,000,000 shares of common stock of the Company. Hence, the Company issued a total of 50,000,000 shares of common stock of the Company in connection with the Acquisition.

Prior to the Acquisition, the Company had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as M-Power Industries. As a result of the Acquisition, M-Power Industries became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of M-Power Industries, has taken over the operations and business plans of M-Power Industries.

Relationship with Tiber Creek Corporation

The Company (through M-Power Industries) entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to M-Power Industries; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to retain the aggregate total of 100,000 shares for its services. The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement filed by the Company.

In general, Tiber Creek holds interests in inactive Delaware corporations, which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Plum Run Acquisition Corporation (the former name of the Company), are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Plum Run Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Business

The Company’s headquarters and principal place of business are in Singapore, an international logistic and financial hub in South East Asia. The Company benefits from this excellent strategic location to deliver its products to its strong customer base across Asia, the Middle East and Africa in a timely manner.

The Company’s business is the manufacture and sale of milk based ingredients to global food and beverage manufacturers. The Company also manufactures and sells ready for sale milk powders and other food products. The Company’s products, including whole milk powder (WMP), full fat milk powder (FFMP), and skim milk powder (SMP), are available in both regular and instant versions.

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The Company’s main area of expertise is the formulation and production of specialty milk based powders. These formulated milk powders have been developed to meet the specific needs of the food industry. These needs include:

(a) Nutritional needs often associated with economic considerations, such as the need for particular fat and protein contents;

(b) Functional needs, which require specialized technology to service, such as particular textures, firmness, mouth feels, melting times and/or yield output of products.

The Company’s milk powders benefit both basic food applications (such as condensed milk, where the manufacturing process is reasonably simple) and more sophisticated applications (such as biscuits, confectionary and specialty cheeses where the manufacturing process is more complex, and which tend to be more expensive) not only in terms of direct cost savings but also in terms of improved functionalities such as better yield or better end-products texture, taste and appearance depending on the field of application. Fields of application include manufacturing of chocolate, ice cream, cheese, bakery, confectionery, yoghurt, biscuits, instant beverages, and condensed milk. The Company is constantly working to improve and enhance its range of formulated products.

The Company also supplies whey powder, whey protein concentrate, lactose, casein, butter milk powder, butter, anhydrous milk fat/butter oil, and de-mineralized whey powder.

The Company owns and operates production facilities in Singapore duly approved and licensed by relevant authorities and certified ISO 22000:2005 by the Certification Body of TUV SUD PSB Pte Ltd Singapore.

The Company was awarded ’Singapore SME 1000’ company (SME1000) four years in a row in 2012, 2013, 2014 and 2015. In 2013, the Company received a Fastest Growing 50 (FG50) award based on financial performance, with a Compound Annual Growth Rate (CAGR) of 120.91. Qualifying companies are ranked by DP Information Group based on their three year CAGR. The list reveals which companies delivered double-digit revenue growth three years in a row and can be found at DP Information Group’s website: http://www.dpgroup.sg/s1000/Award/FG50.aspx?Period=2013.

Products

The Company manufactures and sells milk-based ingredients, ready for sale milk powders and other food products. The Company’s products are all Halal certified.

The Company produces a range of high and consistent quality milk products. It chooses top quality milk material sources for its ingredients and imports from the most reliable origins. The Company’s main products, available in both regular and instant versions, are commodity milk powders such as whole milk powder, full fat milk powder, skim milk powder in regular form only, formulated milk powders that include full fat milk powders regular, full fat milk powder instant, fat filled milk powder regular and fat filled milk powder instant, and specialty dairy based powders. The Company also supplies whey powder, whey protein concentrate, lactose, casein, butter milk powder, butter, anhydrous milk fat/butter oil, demineralized whey powder, other consumer foods ingredients and products and soft agriculture commodities.

The Company’s products benefit both basic food applications (such as condensed milk, where the manufacturing process is reasonably simple) and more sophisticated applications (such as biscuits, confectionary and specialty cheeses where the manufacturing process is more complex, and which tend to be more expensive) not only in terms of direct cost savings but also in terms of improved functionalities such as better yield or better end-product texture, taste and appearance depending on the field of application.

All the Company’s products are certified as Halal to Muslims according to Islamic Law through October 31, 2015. Further renewal would be for another 2 years from November 1, 2015.

Governmental Regulations

The Company’s dry blend production plant in Singapore operates as a food establishment licensed by the Agri-Food & Veterinary Authority of Singapore (“AVA”) in accordance with the Sale of Food Regulations (“Food Establishments Regulations”). Under the Food Establishments Regulations, a licensee must ensure that the licensed food establishment is used only for the purpose for which the license is granted. The Food Establishments Regulations impose various obligations on the licensee of a food establishment to ensure that the storage, packaging and transportation of food is done in a manner that the food is protected from the likelihood of contamination as well as prescribing certain personal cleanliness standards that must be observed by persons engaged in the preparation of food during such process.

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Food establishments are controlled every year based on a set of criteria covering various aspects of hygiene and food safety standards, including the following:

-	Premises - General cleanliness and housekeeping
-	Food Storage
-	Food Processing Equipment and Facilities
-	Pest Control Program
-	Food Handling and Staff Facilities
-	Product Identification and Traceability
-	Dispatch & Transport
-	Product Inspection and Lab Testing
-	Foreign Body Control
-	Rework
-	Management of Allergens
-	Implementation of Quality Control Programs
-	Staff Competency and Food Hygiene Training
-	Documentation and Records
-	Violation of Records

The Company currently holds a license valid through February 28, 2015, which is renewable annually.

The Company has notified the Commissioner for Workplace Safety and Health of its use of its Singapore dry blend production plant as a factory pursuant to the requirements of the Workplace Safety and Health (Registration of Factories) Regulations 2008 and has also obtained clearance from the National Environment Agency for the use of its Singapore dry blend production plant for dry mixing and blending of dairy products.

The Company has in place a current work injury insurance policy in accordance with the provisions of the Work Injury Compensation Act as well as a public liability insurance policy.

Furthermore, the Company received ISO 22000:2005 certification by the Certification Body of TUV SUD PSB Pte Ltd Singapore. TUV SUD PSB Pte Ltd Singapore is an international service corporation focusing on consulting, testing, certification and training. ISO 22000:2005 specifies requirements for a food safety management system where an organization in the food chain needs to demonstrate its ability to control food safety hazards in order to ensure that food is safe at the time of human consumption.

ISO 22000:2005 is applicable to all organizations, regardless of size, which are involved in any aspect of the food chain and want to implement systems that consistently provide safe products. The means of meeting any requirements of ISO 22000:2005 can be accomplished through the use of internal and/or external resources.

ISO 22000:2005 specifies requirements to enable an organization:

-	to plan, implement, operate, maintain and update a food safety management system aimed at providing products that, according to their intended use, are safe for the consumer,

-	to demonstrate compliance with applicable statutory and regulatory food safety requirements,

-	to evaluate and assess customer requirements and demonstrate conformity with those mutually agreed customer requirements that relate to food safety, in order to enhance customer satisfaction,

-	to effectively communicate food safety issues to their suppliers, customers and relevant interested parties in the food chain,

-	to ensure that the organization conforms to its stated food safety policy,

-	to demonstrate such conformity to relevant interested parties.

Due to the nature of the Company’s products, the activities and operations of the Company could become subject to additional license restrictions and other regulations, such as (without limitation) United States Food and Drug Administration regulations, export/import controls and other regulation by government agencies.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. Currently, the Company has several strategic partners (noted below) and hopes to foster additional strategic relationships. The Company believes that the most important strategic partnerships will be expanded relationships that it can form with its existing customers. The Company’s management believes that adding more value to existing clients is the most efficient and useful route to building the Company’s business in a very competitive industry.

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The Company has several key suppliers that it places orders for the required milk ingredients and raw materials. The Company imports its raw materials from the main milk production areas in the world including Europe, Oceania and the Americas. The Company has maintained ongoing business relations with most of its suppliers for many years. The Company has ongoing long term relationships with suppliers in North America; Europe; and Asia. Due to the Company’s balanced acquisition of raw materials from multiple suppliers in several different countries and region, it is not dependent on a single source. Furthermore, the Company is seeking to invest and/or acquire in the above milk production areas in order to improve its raw material sourcing.

Customer Agreements

Most customers of the Company are longtime, established customers from whom the Company receives repeated orders. During the past three years, the Company has maintained approximately 30 customers. The Company has several customers that each account for five percent or more of the Company’s sales. However, due to the Company’s well-balanced sales across many customers, the Company is not dependent on any one customer or a few customers.

The Company’s export sales are payable either by Letter of credit or by payment against documents guaranteed by Export Credit Insurance.

For the fiscal year ended June 30, 2014, the vendors with more than 10% are:

1)	Fayrefield Foodtec Scandinavia
2)	Lactopur, Inc.
3)	Trade Milk Services

For the fiscal year ended June 30, 2014, the customers with more than 10% are the following:

1)	Tagore International Pte. Ltd.
2)	Saudi Pan Gulf Trading Company Ltd

Except for Golden Crowne Limited, who is a new customer based in Hong Kong, as it can be noted that two customers out of three are the same for both periods of nine months ended March 31, 2013 and March 31, 2014 respectively.

Golden Crowne Limited was a new customer and is based in Hong Kong, China. The other two top customers (Saudi Pan Gulf Trading Company Ltd and Haleeb Foods Limited) that are present in both period noted above are long-term clients of the Company (since 2006 in the case of Saudi Pan Gulf Trading Company Ltd and 2009 in the case of Haleeb Foods Limited). Both of these companies are leading players in the food industry of their countries, Saudi Arabia and Pakistan, respectively.

Lactopur Inc. is also a long-time customer of the Company (since 2005) and has previously represented at least 8% of the Company’s sales in the past.

Trade consolidation or the loss of any key customer could adversely affect the Company’s financial performance. The Company must maintain mutually beneficial relationships with its key customers to effectively compete. There is a greater concentration of the customer base around the world, generally due to the continued consolidation of retail trade and the loss of any of the key customers, including, but not limited to, any of the above customers, could have a material adverse effect on the Company’s financial performance.

Failure to appropriately respond to key customers’ requirements could reduce the Company’s ability to secure adequate sales and adversely affect the Company’s financial performance.

Saudi Pan Gulf Trading Company Ltd has a very long history with the Company. For Saudi Pan Gulf Trading Company Ltd., the Company is supplying them products both under their brand names and that of the Company. The Company is also a consultant for them in regard to the setup of a dairy-related plant in Saudi Arabia.

The Company is one of only two approved suppliers to Haleeb Foods Limited as far as the product the Company supplies to them is concerned.

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The Company has a very synergistic relationship with Lactopur Inc., who is not only a customer of the Company but also supplier to the Company. The Company purchases raw ingredients from them and sells them as finished products. As a result, the Company is able to offset some of their purchasing invoices from their supplying invoices, and such arrangement is invaluable to them.

Notwithstanding the above, the Company is continuously trying to develop its customers’ base in every market in an effort to avoid any potential material adverse effect, even if for some countries, customers are sometime in the situation of a monopoly.

Marketing and Sales

The Company’s targeted customers are food manufacturers using dairy ingredients. The Company communicates with various chambers of commerce internationally, coordinates with export supporting agencies in Singapore and participates in regional food fairs around the world as part of its efforts to research and identify customers per geographic regions and country areas.

In addition, the Company receives regular enquiries through the various food associations in Singapore, which direct prospective buyers to the Company. The Company also reaches customers through its website (www.mpowergroup.com) and through direct salesperson visits to overseas customers for the purpose of assessing customer requirements. Currently, the Company has five salespersons.

The Company will continue to focus its attention on targeting manufacturers with solid finance and on selecting distributors/agents with existing portfolios of buyers. The Company plans to increase the marketing team to handle the new markets by area (China and South East Asia, Africa, and Middle East), and by type of business (retailer/distributors vs manufacturers).

The Company plans for various developments and launches of products, as well as entering and expanding into new markets and industries.

Intended development and enhancement of products includes:

•	Instant Full fat milk powders produced through wet blending process, which will enhance the wettability and organoleptic properties of the final products to meet the demand in Asia and Middle East for instant drinking milk. The products can be enhanced with vitamins and minerals. The Company plans to launch them in 2015.

•	Instant dairy powders produced by wet blend plant to cater the needs of manufacturers which will enhance the wettability at an affordable level for condensed milk, ready mix, coffee and tea creamers, and to be launched in 2015.

•	The new formulation of dairy powders catering to specific demand of the Company’s current customers such as cheese dairy powder (for functional cheese and white cheese), yogurt dairy powder (improved viscosity, flavor profile), bakery dairy powder (enhanced texturizing and “caramelization” properties), ice cream dairy powder (improved flavor profile and yield ratio). The Company expects these new products to be ready for the second half of 2014.

•	Newly formulated fat filled milk products, enriched with vitamins and/or minerals, and/or “instantized” through a wet blend process. The Company expects these products to be available in 2015.

•	Regular and instant fat filled milk powders in retail packaging (pouches of 500g and 900g, in 450g, 1kg, and 2.5kg tins). The Company expects these products to be ready by the end of 2015.

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Intended expansion by industry includes:

•	Yogurt companies
•	Milk recombining companies (UHT milk, condensed milk, dairy based beverage)
•	Cheese companies (processed cheese, white cheese)
•	Confectionery companies (wafers, cream filling, cookies, doughnuts, etc.)
•	Bakery companies
•	Ice cream companies
•	Repacking companies for adult milk beverage

Intended expansion into new markets includes that the Company has set goals to sell its current products and new products in markets where its products have not been distributed in full scale as yet such as China and Africa, and to reach new markets such as Latin America.

Besides the Company’s current markets, the Company desires to expand in the following markets: China, Africa, and Latin America. By 2019, the Company’s projects that the expected sales ratio would be:

Region\Year	2013	2016	2019
Middle East	40%	40%	39%
Asia	45%	44%	43%
Africa	15%	14%	14%
Latin America	0%	2%	4%

Diversification

a. The Company will respond to the health concerns of end consumers by producing Instant skimmed milk powder and Regular skimmed milk powder enriched with vitamins and minerals. The products would be launched in 2016.

b. The Company will develop new product formulations for the production of soup bases, sauce bases and ready-to-use meals to be launched early 2015.

c. The Company plans to tap into the strong demand in infant formula and baby milk powders in South East Asia and in China by developing and launching baby milk powders by 2016.

d. The Company also considers entering a niche market such as goat milk powder packed in sachets and tins, for South East Asia and China markets by 2017.

Scale economies

The Company plans to develop economy of scale by purchasing larger volumes of raw ingredients. The integration of the source of supply of the raw ingredients in the supply chain will also enable to control the costs with estimated from 7% to 10% of saving compared to current costs.

Futures business in the U.S.

By investing in a dairy company in the US that would secure additional quantities of raw material to cater for the factory in Singapore, and at a later stage in Malaysia, the Company plans to optimize its presence in the US by setting a futures business focused on dairy products. While sourcing its physical supplies from the US, the company will also be able to take advantage of the hedging.

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Management process

a. Current structure of the sales team

The sales team is composed of 5 persons covering all the products.

b. Future changes

The Company plans to hire:

•	One sale executive to develop sales in China, Taiwan, Malaysia, and South Korea focused on the manufacturers related to the food industry. This position will open in 2015.
•	One sale executive to develop sales in China focused on the wholesalers and retailers interested in the instant milk powders packed in tins and in pouches. This position will open in 2015.
•	One sale executive to develop sales of the full range of milk powders for the African market. The position will open in 2015.
•	The office in the US will handle Latin America.

Operations expansion

The Company’s dry blend production plant in Singapore presently has a maximum capacity of 40,000 metric tonnes per year. The business presently uses half this capacity and still has capacity to allow for further growth. However, this plant can only process dry form ingredients, and therefore the Company is undertaking feasibility studies in relation to the construction of a plant in Malaysia that would have the ability to use liquid ingredients (such as raw liquid vegetable fat) to produce fat filled milk powders. The Company’s Malaysian plant is scheduled to start operation in 2015.

The Company expects the spare capacity in its Singapore plant to be absorbed over the next two years by increased customer demand, including demand arising from diversifying its export markets.

The Company’s plant in Singapore processes dry form ingredients, using raw materials purchased from third party suppliers. The Company will expand its production capability to also include wet blend production (see below for a description of this process), and also to reduce its reliance on third party suppliers for raw materials.

The Company is also exploring the possibility of investing in a dairy plant in the United States. By doing this, the Company would be seeking to improve the security of supply of raw materials for its present facility in Singapore (and future facility in Malaysia). Raw materials (such as skimmed milk powder) would be produced in the United States and used in the Company’s plant in Singapore (and in Malaysia in the future). The Company considers that investment in raw materials production facilities would be a logical next step in its development.

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An added advantage of a plant in the United States would be that it would give the Company the ability to export to markets that do not accept products that are produced other than from where the raw materials, i.e. milk powder, originates.

Revenues and Losses

During the fiscal year ended June 30, 2014, M-Power Industries posted revenues of $23,071,325, as compared to revenues of $30,949,244 in the fiscal year ended June 30, 2013.

During the fiscal year ended June 30, 2014, M-Power Industries posted net income of $1,127,482, as compared to net income of $5,447,026 in the fiscal year ended June 30, 2013.

The Company’s comparative decline in revenues and net income (shown above) occurred due to a variety of factors, including the events of the Arab Spring and other political and turmoil and related issues in the Middle East region. The Middle East is one of the Company’s key export markets; hence revenues and net income were affected in 2013 and 2014.

The factors within the Middle East region affected by the Arab Spring include, but are not limited to:

-Postponement of delivery of goods to buyers.

-Extension/Delay of payment by buyers

-Reduction of ordered quantities of goods/products by the buyers

-Revision or reduction of prices by buyers

-Cancellation of orders

The above factors lead to a reduction of revenue. However, operation expenses (such as staff salaries, rentals, asset financing) are recurring expenses that are constant. In addition to the recurring expenses, the Company also paid professional fees related to its stock financing.

Industry Awards

The “Singapore SME1000” (SME 1000) administered by DP Information Group awarded M-Power Food the award of Singapore SME 1000 company four years in a row for 2012, 2013, 2014 and 2015 and M-Power Food also received a Fastest Growing 50 (FG50) award in 2013 based on financial performance.

The FG50 awards are made to the 50 Singapore companies (that include all currently ranked SME 1000 companies) which have obtained the highest compound annual growth rate on sales/turnover for the last three years.

To qualify for ranking, companies must satisfy the following criteria:

•	They must have conducted at least two full years of operation.

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•	They must have annual sales/turnover and net profit after tax of less than SGD100 million ($79,980,800) per annum.

•	They must have filed with the Accounting & Corporate Regulatory Authority, or submitted to DP Information Network Pte Limited, audited financial statements that include sales/turnover figures.

DP Information Network Pte Limited selects and ranks companies based on their audited financial performance i.e. sales/turnover or net profit after tax for the latest financial year.

THE COMPANY

Employees and Organization

The Company presently has approximately 15 full-time employees.

All employees receive health benefits and most employees receive yearly bonuses. The Company may offer additional fringe and welfare benefits in the future as the Company’s profits grow and/or the Company secures additional outside financing.

Property

The Company owns two physical facilities (factories) in Singapore. The first factory is located at 15 Jalan Tepong #01-06/07, Jurong Food Hub, Singapore 619336. This property is valued at $1,343,673.661 (using an exchange rate from Singapore Dollars to U.S. Dollars of 1.2652) as of June 30, 2013 and consists of 532 square meters of combined floor area. The second factory is located at 15 Jalan Tepong #02-04/05, Jurong Food Hub, Singapore 619336. This property is valued at $1,027,506 (using an exchange rate from Singapore Dollars to U.S. Dollars of 1.2652) and consists of 482 square meters of combined floor area.

The Company also leases three properties, including its headquarter offices in Singapore, a branch office in Vietnam and a warehouse. The Company’s headquarters are located at 76 Playfair Road #03-06, LHK2 Building. Singapore 367996. This office is 2,314 square feet and is rented for $72,330 (using an exchange rate from Singapore Dollars to U.S. Dollars of 1.2433) per annum.

The Vietnam branch office is located at 36 Dang Tat Street, Tan Dinh Ward, District 1, Ho Chi Minh City, Vietnam Floor Area. The office is 861 square feet and rented for U.S. Dollars $13,500 per annum.

The Company leases a warehouse in Singapore, located at 31 Jurong Port Road, #07-06/07, Singapore 619115. This warehouse is 15,758 square feet and is rented for $227,644 (using an exchange rate from Singapore Dollars to U.S. Dollars of 1.2433) per annum.

The total annual lease rental obligation of the Company is approximately U.S. Dollars $312,000.

Subsidiaries

Currently, the Company has one subsidiary – M-Power Industries, which was acquired in the Acquisition. The Company is the sole shareholder of M-Power Industries.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company’s may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Summary Financial Information

The Company had no substantive business operations or specific business plan until the Acquisition. As the Company had no operations or specific business plan until the Acquisition, the information presented below is with respect to M-Power Industries, which was acquired by the Company in July 2014 as a result of the Acquisition.

The statements of operations data for the fiscal years ended June 30, 2014, June 30, 2013 and June 30, 2012, respectively, and the balance sheet data as of June 30, 2014, June 30, 2013 and at June 30, 2012, respectively, are derived from the audited financial statements of M-Power Industries and related notes thereto included herewith.

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References to the financial statements for the fiscal years ended June 30, 2014, June 30, 2013 and June 30, 2012, respectively, and the balance sheet at June 30, 2014, June 30, 2013 and June 30, 2012, respectively, are made to M-Power Industries which means the stand-alone financial statements (audited) of M-Power Industries.

	Fiscal Year ended	Fiscal Year ended	Fiscal Year ended
	June 30, 2014	June 30, 2013	June 30, 2012

Statement of operations data
Revenue	$23,071,325	$30,949,244	$36,217,668
Gross Profit	$2,681,398	$8,106,933	$2,485,741
Income from operations	$1,216,480	$6,378,881	$1,274,563
Net income	$1,127,482	$5,447,026	$499,953

	At June 30, 2014	At June 30, 2013	At June 30, 2012

Balance sheet data
Cash	$126,648	$886,808	$90,299
Other assets	$15,637,693	$124,735	$103,660
Total assets	$15,764,441	$15,804,226	$13,382,860
Total liabilities	$8,564,795	$9,697,072	$12,067,604
Total members’ equity	$7,199,646	$6,107,194	$1,315,256

Management’s Discussion and Analysis of Financial Condition and Results of Operations

References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are made to “M-Power Industries” which means the stand-alone financial statements (audited) of M-Power Food Industries Private Limited, including the financial statements for the fiscal years ended June 30, 2014, June 30, 2013 and June 2012, respectively, and the balance sheet at June 30, 2014, June 30, 2013 and June 30, 2012, respectively,

Overview

The Company management assesses the strengths and weaknesses of M-Power Industries as follows:

•	Strengths

M-Power Industries is a local company that serves the global food industry. The company relies on the experience and network of its sales team to promote its products to various markets around the globe such as the Middle East and Asia. The Company also relies on a network of agents and buyers in the Middle East and portions of the Chinese market.

M-Power Industries’ proactive approach to serve its customers has resulted in strong brand and product loyalty from its customers. As a result, 90% of M-Power Industries’ customers renew their orders, and its largest buyers sign long-term contracts spanning over a delivery schedule of three (3) months.

M-Power Industries devotes itself to supplying tailor made formulations to enable its customers to improve their cost control, ensure the quality of their final products and remain a step ahead of competition.

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M-Power’s R&D and production team dedicate themselves to deliver products formulated to best suit the needs of the Company’s customers. M-Power Industries dedicates its resources to understanding how the buyers’ production lines work and how the formulated milk powders can be used to increase yield, cost control and quality enhancement of their final products.

The company is ISO 22000 certified guaranteeing its customers the safety of the products and the management systems.

M-Power Industries has a factory approved by the Singapore Agri-Food and Veterinary Authorities (AVA).

M-Power Industries’ products are Halal Certified by the Muslim authorities in Singapore (MUIS).

M-Power Industries strives to provide competitive prices to its customers thanks to the company’s experienced sales and purchasing teams. Economies of scale can be made by purchasing raw materials at the right time and selling at a cost lower than the price premium buyers would pay elsewhere. The Company’s prices are on an average 5-10% lower than those of its competitors, depending on the range of products.

The Company benefits from its strategic geographic location in Singapore, a recognized transportation hub. Transit times between Singapore and the Middle East and Asia are generally not more than 15 days.

M-Power Industries is able to provide various credits to its buyers: Documents against Acceptance (D/A) payable at 30 days as well Letter of Credit payable at 30 or 60 days. The D/A payments are covered by an export insurance company, and letter of credits are confirmed, limiting the risk for the company while giving payment flexibility to its buyers.

M-Power Industries has brands that are well-accepted in the market. In order to boost market penetration and prior to the building of its production facilities in 2011 in Singapore, M-Power Industries came to an agreement in 2010 with a third party covering brand use rights. The agreement allowed M-Power Industries to use certain brands for its products on the condition that it should purchase these brands within 5 years and a payment spanned over 10 years from end of 2014 onward.

For the past 2 years and 9 month, the brands generated about USD53million of sales revenues for M-Power Industries excluding other brands and also taking into the account the reduction of sales in FY 2013 and 2014 due to Arab Spring turmoil in the Middle East region which covers key export markets for the Company. This was approximately representing 70% of the Company sales revenues.

As for the purchase of these brands, the price was initially fixed at US $18,214,793 (SGD 23,100,000) payment over a period of 10 years. However, M-Power Industries re-negotiated the price with the seller. The price has been reduced to US$10,243,584 (SGD 12,960,000) by reducing the payment period to 1 year. Payment for the brands has been made by way of an assignment of receivable from our buyer. The Company entered a three-way Deed of Assignment among the debtor of the receivable and the seller of the brand to assign Company’s accounts receivable as a consideration to purchase said milk brands. The purchase of brands will be capitalized in the Company’s books as intangible assets as of June 30, 2014.

•	Challenges

M-Power Industries needs to invest more in R&D to develop new milk powder formulations for ice cream, dairy beverage, and cheese manufacturers in order to meet local taste and texture profiles for emerging markets such as China and the Middle East, and to reach new food maker’s profiles such as manufacturers of ready-to-eat meal and sauces, and frozen yogurts.

M-Power Industries needs additional manpower to develop sales in large markets such as China, Africa, and Latin America.

The move into developing and launching new lines of products such as instant dairy based powders, enhanced formulated milk powders, and at a later stage, baby formula, requires investing in a wet blend production facility to guarantee the product quality and cost control.

M-Power Industries needs to secure an additional source of supply of raw ingredients to ensure stable quantity and quality for its current production unit, as well as for the plant in Malaysia.

•	Distinctive Competencies

M-Power Industries relies on an experienced team of Research & Development and Sales.

The key personnel of the Company have been in the import and export field for more than 20 years, and they have specialized in the area of dairy products for more than 10 years.

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M-Power Industries strives in providing tailor made formulated milk powders for specific applications of the food industry.

M-Power Industries is proud to count in its teams various nationalities such as Singaporean, French, Chinese, Malay, Indian, and Vietnamese. It helps promote respect and a broader understanding of different cultures within the Company and outside.

•	Opportunities

Higher milk production outputs from Europe, New Zealand and USA have contributed to the reduction of the world dairy prices since the beginning of the year. At the same time, China is enforcing tighter importing rules starting May 2014; hence the world dairy prices will be less influenced by China dairy demand.

The demand from the developing countries for pudding/desserts, ice cream, functional cheese, soups, sauces, ready-to-eat meals, ice cream, and yogurts will be the targeting markets for M-Power’s formulated milk powders.

M-Power Industries considers that investing in a plant in the US and in Malaysia will provide the needed support for its growth.

The instant process allied with the wet blending process of the Malaysian plant will be a valuable asset since the offer on the market for instant dairy products and formulated milk powders is still limited.

Negotiations are still under way, however the Trans-Pacific Partnership (TPP) that includes Singapore, Malaysia, Australia, New Zealand, Mexico, Canada and the United States among others, will create a favourable structure for the exports from North America to Singapore and Malaysia. This will represent non negligible cost savings as far as import duties are concerned. The TPP should also address the matter of the harmonization and recognition of the sanitary and phyto-sanitary system between each signatory members of the agreement.

Furthermore, by 2015 the ASEAN Economic Community blueprint will take form and will improve the trade between the ten signatory members (Singapore, Malaysia, Vietnam, Philippines, Cambodia, Indonesia, Thailand, Lao, Myanmar, Brunei) by allowing the free movement of goods and services among the region. Thus, M-Power Industries expects to expand its sales in the South East Asia region thanks to the location of its current factory in Singapore and to the upcoming plant in Malaysia.

•	Threats

Milk availability and prices are influenced by several factors, such as the weather and the number of cows. In 2013 a drought in New Zealand reduced the milk availability on export markets hence putting pressure on milk prices. In 2014, the Company has seen higher milk output in New Zealand, but also in Australia, and in the EU. At the same time, the US milk producers have increased the number of cow heads.

Demand from major international buyers such as Algeria and Venezuela, through their tenders, as well as China, influence dairy prices. We have seen that their demand being largely covered put an ease on prices since the beginning of 2014.

China, India and Argentina also alter the world dairy prices from time to time with government export quota or temporary export bans or restrictions.

•	Key Success Factors

M-Power Industries expects its sales to grow by penetrating new geographical markets such as Latin America, China, and some countries in Africa, and by diversifying its products.

M-Power Industries focuses on tightening its ties with Business Association, and on developing long term business relationship with importers, retailers and manufacturers.

M-Power Industries puts an emphasis on Research and Development to stay ahead of competition and to deliver the most suitable products for its customers.

Another factor of success for the Company will be the development of new formulations at the wet blend factory to be located in Malaysia.

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Revenues and Losses

M-Power Industries had revenues of $23,071,325 during the fiscal year ending June 30, 2014 as compared to revenues of $30,949,244 during the fiscal year ending June 30, 2013.

M-Power Industries had a net income during the fiscal year ending June 30, 2014 of $1,127,482 as compared to net income of $5,447,026 during the fiscal year ending June 30, 2013.

The Company’s comparative decline in revenues and net income (shown above) occurred due to a variety of factors, including the events of the Arab Spring and other political and turmoil and related issues in the Middle East region. The Middle East is one of the Company’s key export markets; hence revenues and net income were affected in 2013 and 2014.

The factors within the Middle East region affected by the Arab Spring include, but are not limited to:

-Postponement of delivery of goods to buyers.

-Extension/Delay of payment by buyers

-Reduction of ordered quantities of goods/products by the buyers

-Revision or reduction of prices by buyers

-Cancellation of orders

The above factors lead to a reduction of revenue. However, operation expenses (such as staff salaries, rentals, asset financing) are recurring expenses that are constant. In addition to the recurring expenses, the Company also paid professional fees related to its stock financing.

Equipment Financing

The Company has no existing equipment financing arrangements.

Pricing

The Company believes that it maintains competitive pricing for its products. As a commodity, prices of milk powders depend on the supply availability and whether the buyers are long or short in products. Prices of functional milk powders and value added milk powders, such as enriched vitamins milk powders, are less subject to volatility, however they generally follow the same upward or downward trend.

When the dairy market is not volatile, the Company bases its pricing by adding a markup on the cost of the product. However, when the dairy market starts to be highly volatile, the Company would follow the price of milk powders set by competitors, and when possible would offer a more competitive price.

The Company can provide credit terms to its customers such as Letter of Credit (L/C) or Documents Against Acceptance payable at 30 or 60 days from Bill of Lading’s date, which financing costs are incurred in the pricing to the buyers.

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The Company export sales are always secured. If payment is not by Letter of credit, the Company will arrange cover of the buyer by Export Credit Insurance.

Potential Revenue

The Company expects to earn potential revenue from sales of its dairy based products, as it continues to commercialize its products.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Capital Resources

As of June 30, 2014, M-Power Industries had cash available of $410,103.

The Company’s proposed business plans over the next two years will necessitate additional capital and financing. Accordingly, the Company plans to raise some outside funding in the next one year, for the purposes of funding its business and plans.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans. In order to increase capital, the Company intends to issue an additional 22,500,000 shares of common stock for sale in either a public offering or a private placement. Although the Company has no immediate plans to do so as of the date of this prospectus, such an offering is expected to be necessary in order for the company to create new products and expand its business as planned.

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To date, the Company has not suffered from a significant liquidity issue.

The Company anticipates a significant budget for sales and marketing activities as the Company expands and rolls out its products to broader market segments.

In terms of liquidity, the Company (as of June 30, 2014) has the following:

1.	Fully paid up capital of $1,590,837
2.	Cash at bank of $126,648
3.	Liquid asset other than cash of $2,516,567
4.	Loan from Holding Company of $323,694

Total amount: $4,557,746

The Company had generated positive cash flow from operation of $126,648 and $287,941 for the year ended June 30, 2014 and 2013 respectively.

To finance it working for sales and purchase operation, the Company had line of credit of $4,912,397 and $5,726,946 as of June 30, 2014 and June 30, 2013.

The Company’s commitment for capital expenditures is mainly for financing the imports of raw materials and the day-to-day business operations expenses. For capital expenditures the commitments are met based on the confirmed sales.

The Company assesses the known strength and uncertainties limited to the 20% of ad-hoc orders, except however, the force majeure such as wars within some of the company’s export market. The only impact in such a case would be the reduction of revenues and profits. The export payment terms are secured either by Letter of Credit or covered by credit insurance.

The Company has a mixed record of earning revenues, and the Company may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. As an early-stage company, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives. Third, in order to expand, the Company will need to continue implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, the Company must continuously identify, attract, solicit and manage employee talent, which requires the Company to consistently recruit, incent and monitor various employees

The Company’s perspective for the need of capital is for the preparation for the projected increase from FY 2015 to FY 2017. Singapore’s operation will recover slowly into FY 2014 from the slowdown experienced in 2013 due to Arab Spring, which impacted the business in the Middle East.

Singapore’s operations projection will pick up at 33% per annum for FY 2015 and FY 2016. The revenue growth will slow down to 25% per annum from FY 2017.

FY 2015 will mark the year when the Malaysian operation starts. Revenue will grow at 10% per annum in FY 2016 and 15% per annum in the subsequent years.

Income Tax rate is assumed to be 23% from FY 2015 based on a weighted average tax rate for both Singapore and Malaysia operations.

The Company will take up a machine and factory loan of $20.82 million to fund the expansion plan in Malaysia, which bears an interest rate of 6% per annum.

Discussion of Fiscal Year ended June 30, 2014 for M-Power Industries

The Company generated revenues of $23,071,325 during the fiscal year ended June 30, 2014, as compared to revenues of $30,949,244 during the fiscal year ended June 30, 2013.

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During the fiscal year ended June 30, 2014, the Company posted operating income and net income, respectively, of $1,216,480 and $1,127,482, as compared to operating income and net income of $6,378,881 and $5,447,026, respectively during the fiscal year ended June 30, 2013.

For the fiscal year ended June 30, 2014, the Company generated $410,103 of cash in its operations, as compared to generating cash in its operations of $287,941 in the fiscal year ended June 30, 2013.

The Company incurred capital expenditures of $17,328 during the fiscal year ended June 30, 2014.

Discussion of Fiscal Year ended June 30, 2013 for M-Power Industries

The Company generated revenues of $30,949,244 during the fiscal year ended June 30, 2013, as compared to revenues of $36,217,668 during the fiscal year ended June 30, 2012.

During the fiscal year ended June 30, 2013, the Company posted operating income and net income, respectively, of $7,613,685 and $5,447,026, as compared to operating income and net income of $1,274,563 and $499,953, respectively during the fiscal year ended June 30, 2012.

For the fiscal year ended June 30, 2013, the Company generated $287,941 of cash in its operations, as compared to $712,430 in the fiscal year ended June 30, 2012.

The Company did not incur any capital expenditures during the fiscal year ended June 30, 2013.

Management

The following table sets forth information regarding the members of the Company’s board of directors and its officers:

Name	Age	Position	Year Commenced

Elsa Holzgraf Esculier	38	President and CEO, Secretary, Treasurer and Director	2014
		Regional Sales Director, M-Power Food

Perry Esculier	57	CEO, M-Power Food	2014

Sam Paul Dang	41	COO and Director, M-Power Food	2014

Seet Yiew Kwong Kenneth	50	General Manager, M-Power Food	2014

Ms. Elsa Esculier will assume her duties as CEO for the Company and will be maintaining her position of Regional Sales Director of M-Power Industries while the company hires additional sales and marketing staff in order to be trained in the Company’s products and sales & marketing strategy. While setting up a reinforced sales and marketing team, Ms. Esculier estimates that she should be able to share half of her time between the Company and M-Power Food Industries during the first year, and, thereafter she will be able to devote full-time her attention to the Company.

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Elsa Holzgraf Esculier

Ms. Elsa Holzgraf Esculier is the sole director and officer of the Company. She is also serving as the Regional Sales Director of M-Power Food Industries Pte Ltd. She has held this position since 2012. Previously, from 2009 to 2011, she was a Marketing Director of the company. Prior to that, she was a Country Manager in Vietnam for the entity. She holds a Master in Marketing and Entrepreneurship degree from ESA3 in Paris, France.

A chronological summary appears below:

2014: Appointed Sole director and Executive officer of NRC

Ms. Esculier being Mr. Perry Esculier’s daughter and having worked for the Company for more than 10 years, the Company believes that her appointment as Sole director and Executive Director of NRC will ensure the continuity of the Company’s vision and development.

Ms. Esculier possesses a good knowledge of the various food industry profiles. She has established business cooperation with customers in Asia, the Middle East, Africa, and the Caribbean; she also developed trustful and strong cooperation with suppliers from Canada, USA, Europe, and Oceania.

Ms. Esculier’s main attributes are trust, flexibility, vision and adaptability. Her interest in people’s well-being and health gives the impulse to develop the Company with social responsibility and sustainability. She is passionate about cultures around the globe and is keen on exploring new ventures.

2012-to present: Regional Sales Director of M-Power Food

Throughout the years, Ms. Esculier gained solid leadership experience.  In 2012, Ms. Esculier was offered the position of Regional Sales Director of M-Power Food to handle customers from the Middle East, Africa, China, and South East Asia, while she still maintains contacts with her network of suppliers.

2009-2011: Marketing Director of M-Power Food

Ms. Esculier gained international trade experience in the field, and then joined the management team in 2009 once appointed marketing director of M-Power Food. Her qualifications in marketing obtained with her Master in marketing and Entrepreneurship in 2000 enabled Ms. Esculier to participate in the Company’s decisions to build a strategic focus on the development of new markets and on functional dairy based ingredients.

2002-2009: Country Manager (Vietnam)

Ms. Esculier eagerness to understand the culture of South East Asia and her adaptability lead to her appointment as Chief Representative Office of the company in Vietnam during which time, her responsibilities comprised of staff and office management, sales negotiations and import planning of the Company’s feed and food products to Vietnam, sourcing and export of agricultural products from Vietnam.

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Perry Esculier

Mr. Perry Esculier is the founder and main shareholder of the M-Power Food, as well as the Managing Director and CEO of the entity. Mr. Esculier was educated in France, and after a successful career in the field of electronics in that country, he migrated to Asia. He began his business in 1989 in Vietnam by trading in agricultural commodities and telecommunication equipment. He was then the exclusive distributor for a number of international leading manufacturers in this field, such as Alcatel Alsthom from France (now Alcatel Lucent) and NEC from Japan. In the mid 90’s, he became very involved in infrastructure project investments and set up M-Power Development Pte Ltd in Singapore for this purpose. The company kept trading in food commodities and quickly focused on dairy ingredients leading to the set-up of M-Power Food Industries Pte Ltd in 2001. Mr. Esculier has vast experience in international trade, project financing and corporate financing and has also developed extensive expertise in the formulation of milk based ingredients.

Mr. Esculier’s main attributes are his vast experience in team management, international trade, project financing, and corporate financing. Mr. Esculier is a team leader with a remarkable analytic ability and a global vision of the medium and long term development of the markets. His network of customers and suppliers extends in all parts of the world.

A chronological summary appears below:

2001 to present: Founder, main shareholder, Managing Director and CEO of M-Power Food.

Mr. Perry Esculier established M-Power Food Industries Pte Ltd. in Singapore in 2001 in order to serve the growing dairy demand. Demand in dynamic markets such as the Middle East and China encouraged the building up of the company’s own formulation and blending facilities.

1989- 2001: Trading of agricultural commodities and telecommunication equipment and infrastructure projects investments

Mr. Esculier exported large volumes of agricultural products from Vietnam to South East Asia, Africa, and successfully established barter trades agreements between Vietnam and other importing countries in Africa, Americas, and South East Asia. His contribution to Vietnam exports gave him the support from business and bank groups from France and Vietnam.

He was then the exclusive distributor for a number of international leading manufacturers in this field, such as Alcatel Alsthom from France (now Alcatel Lucent) and NEC from Japan. Mr. Esculier’s strong network and support from investment partners encouraged him to develop infrastructure projects investments throughout South East Asia.

While developing long term investment projects, the growing demand in food ingredients and especially of dairy products drew Mr. Perry Esculier’s attention. He established and expanded a network of partners’ across Americas, Europe, Africa, the Middle East, the Indian continent, and Asia.

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Sam Paul Dang

Mr. Sam Paul Dang is the COO of M-Power Food. In his role, he oversees corporate financing and purchasing, sales, marketing, product development and company strategy. Mr. Sam Paul Dang has been with the Company from its set up and worked with Mr. Esculier before then. Mr. Dang has more than 20 years’ experience in international trade and holds a Bachelor of Arts from France in international trade. Mr. Dang received his Bachelor of Technology in International Trade at Gérard de Nerval University in 1993. During the past five years, Mr. Dang has been acting as a Vice Managing Director for the Company involved in the management of the Company. Earlier, he successively occupied the positions of Director of sales and Director of procurement.

A chronological summary appears below:

Mr. Dang earns his Bachelor of Technology in International Trade from Gerard de Nerval University in France in 1993. He moved to South East Asia in 1994.

He was a sales manager in the field of telecommunication equipment and agro commodities for 2 years in Vietnam, during which he achieved a remarkable sales record both in private and public sectors. He then became regional sales manager in the same field for another period of 2 years covering Vietnam, Myanmar and Laos.

From 1999 to 2001, he was involved in management of large infrastructure projects in Vietnam in the private sector. The projects consisted in the development and investment of potable water supply projects under Build, Operate and Transfer investment form in the cities of Hanoi and Ho Chi Minh.

In 2001, Mr. Dang was an integral part in the setup of M-Power Food Industries Pte Ltd, which he has been with the company up to date.

He successively occupied the positions of head of Procurement and head of Sales and has been Vice Director of the Company for the past six years from 2007 onwards.

Mr. Dang has extensive experience acquired for the past 20 years in:

▪	International sales and purchase management, adept at coordinating between marketing, sales, purchasing and freight forwarding departments for maximum efficiency;
▪	Project development and management; adept at coordinating between legal, financial, technical and commercial aspects of project development and investment;
▪	Expertise in providing hands-on leadership and direction to senior management.

Seet Yiew Kwong Kenneth

Mr. Seet Yiew Kwong Kenneth is the General Manager of M-Power Food Industries Pte Ltd. He provides general management and is widely involved in all aspects of the company, including formulation, production, quality control and logistics. He possesses a Certificate in Custom Relations/Public Relations, Certificate in Purchasing Management, an Advanced Diploma in Food Science & Technology and a Diploma in Chemical Process Technology.

A chronological summary appears below:

Mr. Seet ended his educations back in 1985; he earned a Diploma in Food Chemical Process Technology, and Advanced Diploma in Food Science & Technology with a Major in Microbiology, a Certificate of Purchasing Management and a Certificate in Public Relations.

From 1986 to 1988, he worked as a chemist in a food spices company. From 1988 to 1992, he remained in the field of chemicals and was in charge of setting up and running the quality control department for a Japanese Chemical manufacturer.

From 1992 to 1996, Mr. Seet had an opportunity to change fields and was head of procurement/purchasing for a large European electronic manufacturer. He then moved into Sales and occupied the positions of Sales Manager for a Singapore company specialized in packaging materials manufacturing.

From 1998 to 2003, Mr. Seet tried to setup his own business in the field of packaging. The enterprise was ultimately not competitive enough and ended. He then took on a job as Business Development Manager from 2003 to 2008 in French company located in Singapore and specialized in essential oils. After the company relocated to Taiwan, Mr. Seet became Operations Manager for a fitness club chain in Singapore for two years and integrated M-Power Food Industries Pte Ltd. in 2010 as General Manager.

Due to his strong background in food chemical process technology and microbiology, Mr. Seet is very involved in the formulation of the company’s products and the research and development department. He also manages the production planning, logistic and shipping operations.

Over the past four years, Mr. Seet has quickly become a valuable member of the company management. He has successfully managed the procedures of ISO 22000, HACCP and Halal certifications for the company and has been able to undertake all tasks assigned to him with strong adaptability and dedication. He is a very resourceful individual with leadership and team building abilities, drive and initiative.

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Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

The Company is currently not a party to any pending legal proceedings and no such actions by, or to the best of its knowledge, against the Company have been threatened at present.

Neither the Company, nor its directors, officers, nor management are, or during the past ten (10) years have been, subject to any material legal proceedings.

Anticipated Officer and Director Remuneration

The Company pays reduced levels of compensation to its director at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer 401(k) matching funds as a retirement benefit at a later time.

Certain Relationships and Related Transactions

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 50,000 shares of the Company’s common stock. Tiber Creek is entitled to receive consulting fees of $100,000 from the Company and also holds shares of common stock in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 50,000 shares in the Company.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Plum Run, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the registration statement for the Company.

Mr. Perry Esculier is the legal and beneficial owner of 450 (representing 45%) of the 1,000 shares in M-Power Investments Pte Limited and in turn, was the legal and beneficial owner of 90,000,000 (representing 45%) of the shares in M-Power Food Industries Private Limited prior to the Acquisition. M-Power Investments Pte Limited now owns 50,000,000 shares in the Company.

Sam Paul Dang is the legal and beneficial owner of 60 (representing 6%) of the 1,000 shares in M-Power Investments Pte Limited and in turn, was the legal and beneficial owner of 12,000,000 (representing 6%) of the Shares in M-Power Food Industries Private Limited prior to the Acquisition. M-Power Investments Pte Limited now owns 50,000,000 shares in the Company.

Elsa Esculier is the legal and beneficial owner of 40 (representing 4%) of the 1,000 shares in the M-Power Investments Pte Limited and in turn, was the legal and beneficial owner of 8,000,000 (representing 4%) of the Shares in M-Power Food Industries Private Limited prior to the Acquisition. M-Power Investments Pte Limited now owns 50,000,000 shares in the Company.

Ms. Elsa Holzgraf Esculier is the daughter of Mr. Perry Holzgraf Esculier.

Mr. Perry Holzgraf Esculier is a director and/or shareholder of several other related companies to the Company:

-M-Power Investments Pte Ltd, based in Singapore

-M-Power Development Pte Ltd, based in Singapore

-M-Power Investments Limited, based in the British Virgin Islands

-MPA Utilities Pte Ltd, based in Singapore

-M-Power (HK) Limited, based in Hong Kong

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the date of this regarding the beneficial ownership of the Company’s common stock by each of the Company’s executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

		Number of Shares of
Name	Position	Common Stock	Percent of Class (1)

Elsa Esculier	Company President and Director	50,010,000 (4)	97%

Perry Esculier	CEO of M-Power Food	51,000,000 (2)	99%

Sam Paul Dang	COO of M-Power Food	50,010,000 (3)	97%

Lum Yoke Wah	5% shareholder	50,010,000 (5)	97%

Total owned by officers and directors		51,030,000	97%

(1) Based upon 51,700,000 shares outstanding as of the date of this prospectus.

(2) Includes 50,000,000 shares held by M-Power Investments Pte Limited, a Singapore entity, which were issued in the Acquisition. Mr. Esculier is the owner of 45% of the outstanding shares of M-Power Investments Pte Limited.

(3) Includes 50,000,000 shares held by M-Power Investments Pte Limited, a Singapore entity, which were issued in the Acquisition. Mr. Dang is the owner of 6% of the outstanding shares of M-Power Investments Pte Limited.

(4) Includes 50,000,000 shares held by M-Power Investments Pte Limited, a Singapore entity, which were issued in the Acquisition. Ms. Esculier is the owner of 4% of the outstanding shares of M-Power Investments Pte Limited.

(5) Includes 50,000,000 shares held by M-Power Investments Pte Limited, a Singapore entity, which were issued in the Acquisition. Ms. Lum is the owner of 45% of the outstanding shares of M-Power Investments Pte Limited.

Risks and Uncertainties facing the Company

The Company has a mixed record of earning revenues, and the Company may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. As an early-stage company, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives. Third, in order to expand, the Company will need to continue implementing effective sales, marketing and distribution strategies to reach the intended end customers. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, the Company must continuously identify, attract, solicit and manage employee talent, which requires the Company to consistently recruit, incent and monitor various employees.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential customers and a means to efficiently reach buyers and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.

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Risk Factors

There can be no assurance that the Company’s products will continue to meet market acceptance.

There is no assurance that the Company’s products or solutions will continue to meet with market acceptance. Moreover, there is no assurance that these products and solutions will continue to have any competitive advantages. There can be no guarantee that the Company will not lose business to its existing or potential new competitors.

Reliance on third party agreements and relationships is necessary for development of the Company’s business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships.

The Company expects to incur additional expenses and may ultimately not remain profitable.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable.

The Company’s officers and five percent shareholders beneficially own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and five percent shareholders of the Company currently beneficially own more than a majority of the Company’s outstanding common stock. As such, they control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company does not have any independent directors.

All of the directors of the Company are executive officers and/or employees of the Company. As such, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of an independent set of directors, since only officers and employees of the Company will make all important decisions regarding the Company.

The Company depends on its management team to manage its business effectively.

The Company’s future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company’s business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company’s business plan. The loss of any officer’s services could impede, its ability to develop its objectives, and as such would negatively impact the Company’s possible overall development.

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Product liability claims or product recalls could adversely affect business reputation and expose the Company to increased scrutiny by federal and state regulators.

Although the Company operates as a food establishment licensed by the Agri-Food & Veterinary Authority of Singapore in accordance with the Sale of Food Regulations (“Food Establishments Regulations”) and received ISO 22000:2005 certification by the Certification Body of TUV SUD PSB Pte Ltd Singapore, there can be no assurance against product liability claims. The sale of food products for human consumption involves the risk of injury to consumers. Such hazards could result from: tampering by unauthorized third parties; product contamination (such as listeria, e. coli. and salmonella) or spoilage; the presence of foreign objects, substances, chemicals, and other agents; residues introduced during the growing, storage, handling or transportation phases; or improperly formulated products.

23

Some of the products the Company sells are produced for by third parties, or contain inputs manufactured by third parties, and such third parties may not have adequate quality control standards to assure that such products are not adulterated, misbranded, contaminated or otherwise defective. The Company may be subject to claims made by consumers as a result of products manufactured by these third parties.

Consumption of the Company’s products may cause serious health-related illnesses and may subject the Company to claims or lawsuits relating to such matters. Even an inadvertent shipment of adulterated products is a violation of law and may lead to an increased risk of exposure to product liability claims, product recalls and increased scrutiny by government regulatory agencies. Such claims or liabilities may not be covered by insurance or by any rights of indemnity or contribution which the Company may have against others in the case of products which are produced by third parties. Furthermore, even an unsuccessful product liability claim, could cause negative publicity, which could have a material adverse effect on the Company’s reputation and brand image.

The Company may face significant competition from companies that serve its industries.

The Company operates in a highly competitive industry. Some of the Company’s potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. Increased competition as to any of the Company’s products could result in reduced prices, which would reduce the Company’s sales and margins.

Sectors of the dairy industry are highly fragmented, with the bulk of the industry consisting of national and regional competitors. However, consolidation among food retailers is leading to increased competition for fewer customers. If the Company is unable to meet its customers’ needs, the Company may lose major customers, which could adversely affect its business and financial condition.

The Company’s business may be adversely affected by its dependence upon its suppliers.

The Company relies on a limited number of suppliers for the dairy ingredients and other food products used in its products. In the event the Company is unable to purchase its dairy ingredients or other required food products on favorable terms from these suppliers, the Company may be unable to find suitable alternatives to meet its product needs. Without suitable alternatives, the Company’s could suffer material adverse effects.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products over the longer term. The Company has conducted no marketing studies regarding whether its business would continue to be marketable. No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain the Company’s operations on a continued basis.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for intellectual property or trade secret protection in any aspects of its business. Currently, the Company has no plans to obtain patents, copyright, trademarks and/or service marks on any of its products, solutions or services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

24

The Company is subject to the potential factors of market and customer changes that could adversely affect the Company.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to continue to develop and improve its products to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company’s competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services. In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

ITEM 3.02 Unregistered Sales of Equity Securities

Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On July 9, 2013, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, on March 30, 2014, the Company redeemed an aggregate of 9,950,000 of these shares for the redemption price of $995.00

On July 9, 2013, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, on March 30, 2014, the Company redeemed an aggregate of 9,950,000 of these shares for the redemption price of $995.00

(2) On March 13, 2014, 1,000,000 shares of common stock were issued by the Company to Perry Holzgraf Esculier pursuant to a change of control in the Company.

(3) During 2014, the Company issued a total of 600,000 shares of common stock, as follows:

Shareholder Name	Number of Shares	Consideration

Beh Lee Keong	10,000	$100.00
Cai Ronghe	10,000	$100.00
Chai Soo Foon	10,000	$100.00
Chen Kaixin	10,000	$100.00
Cheng Yoke Sing	10,000	$100.00
Chia Mui Cheng, Janie	10,000	$100.00
Chien Sook Han, Jenny	10,000	$100.00
Chua Chye Guan, Andrew	10,000	$100.00
Chua Kian Meng	10,000	$100.00
Chua Pei Ling, Shireen	10,000	$100.00
Chua Yi Ling, Genieve	10,000	$100.00
Chua Yinglin	10,000	$100.00
Dang Paul Sam	10,000	$100.00
Eaw Kok Hin	10,000	$100.00
Esculier Elsa Holzgraf	10,000	$100.00
Esculier Eric Holzgraf	10,000	$100.00
Esculier Peter Holzgraf	10,000	$100.00
Fancy Ho	10,000	$100.00
Fong Kwok Shiung	10,000	$100.00
Goh Swee Khiang	10,000	$100.00

25

Hoon Hui Min, Irene	10,000	$100.00
Hoon Hui Shan, Pauline	10,000	$100.00
Julianti Ng	10,000	$100.00
Khoo Kim Piow, Andrew	10,000	$100.00
Lai Yap	10,000	$100.00
Lau Chia Ming, Justin	10,000	$100.00
Lee Ah Chai	10,000	$100.00
Lee Annie	10,000	$100.00
Lee Kon How	10,000	$100.00
Lim Cheah Cheng	10,000	$100.00
Lim Da Chin	10,000	$100.00
Loganathan Dhanasekaran	10,000	$100.00
Lum Yoke Wah	10,000	$100.00
Mak Lee Ling	10,000	$100.00
Ng Beng Soon	10,000	$100.00
Ng Lai Hwa	10,000	$100.00
Ng Lai Soon	10,000	$100.00
Ng Lai Yong	10,000	$100.00
Ng Siew Lin, Celine	10,000	$100.00
Ng Sin Hock, Donovan	10,000	$100.00
Ng Soo Cheng	10,000	$100.00
Ng Soo Keow, Jennie	10,000	$100.00
Ng Soo Kiang	10,000	$100.00
Ng Yun Suan, Melissa	10,000	$100.00
Norlizuana Binte Abdul Rahim	10,000	$100.00
Pok Chgan Heng	10,000	$100.00
Seet Lye Ping	10,000	$100.00
Seet Lye Ying	10,000	$100.00
Seet Yiew Chong	10,000	$100.00
Seet Yiew Kwong	10,000	$100.00
Sim Chng Yong	10,000	$100.00
Siti Aminah Binte Azman	10,000	$100.00
Takenaka Atsuko	10,000	$100.00
Tan Hwee Kheng	10,000	$100.00
Tan Kim Chaun Matthew	10,000	$100.00
Tan Sin Cheng	10,000	$100.00
Toh Geok Lan	10,000	$100.00
Wee Tiong Chuan	10,000	$100.00
Yeo Toon Howe	10,000	$100.00
Zhao Liping	10,000	$100.00

(4) On August 12, 2014, the Company issued 50,000,000 shares of common stock in connection with the Acquisition, as follows:

Shareholder Name	Number of Shares

M-Power Investments Pte Limited	50,000,000

ITEM 5.06 Change in Shell Company Status

The Company has acquired M-Power Food Industries Private Limited, which has a defined business plan. Accordingly, the Company has commenced operations.

ITEM 9.01 Financial Statements and Exhibits

The audited financial statements of M-Power Food Industries Private Limited, including balance sheets as of June 30, 2014 and June 30, 2013, and the related statements of operations, changes in equity (deficit), and cash flows for the fiscal years ended June 30, 2014 and June 30, 2013, respectively, are included herewith.

26

Exhibits

2.1+	Agreement and Plan of Reorganization

+	Previously filed on Form 8-K on August 13, 2014 (File No.: 000-55062) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

27

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NATURAL RESOURCES CORPORATION

Date: February 19, 2015	/s/ Elsa Holzgraf Esculier
President

28

FINANCIAL STATEMENTS

M-Power Food Industries Pte. Ltd.

As of September 30, 2014 and June 30, 2014 and for the Three Months Ended September 30, 2014, and 2013, and as of and for the Years Ended June 30, 2014 and June 30, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

 of M-Power Food Industries Pte. Ltd.

 76 Playfair Road, #03-06
Singapore, 367996

We have audited the accompanying balance sheets of M-Power Food Industries Pte. Ltd. (the “Company”) as of June 30, 2014 and 2013 and the related statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2014 and 2013 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP

Newport Beach, California

February 12, 2015

F-1

M-POWER FOOD INDUSTRIES PTE. LTD.

BALANCE SHEETS

	September 30,	June 30,	June 30,
	2014	2014	2013
	(Unaudited)

ASSETS
Current Assets
Cash	$15,450	$126,648	$886,808
Trade receivable, net	2,670,622	2,516,567	11,746,425
Inventory	503,235	628,746	2,297,335
Total current assets	3,189,307	3,271,961	14,930,568

Other Assets
Deposits	68,210	68,210	58,334
Prepaid assets	26,756	25,431	63,048
Other receivables	2,003	367,285	3,354
Due from related parties	29,559	-	-
Due from directors	178	-	-
Total other assets	126,706	460,926	124,736
Property, Plant and Equipment, net	1,708,444	1,750,386	1,901,956
Intangible Assets	9,913,979	10,281,168	-
Total Assets	$14,938,436	$15,764,441	$16,957,260

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Bank overdraft	$9,347	$28,749	$-
Current portion of debt	4,169,472	4,912,397	5,726,946
Trade payable	647,984	807,017	1,256,316
Accrued expenses	104,039	40,296	155,444
Due to related parties	340,690	323,694	491,254
Due to director	152,631	-	-
Deposits payable	75,292	184,704	362,006
Current portion of capital leases obligations	60,995	68,463	107,651
Provision for income taxes	359,144	360,298	630,677
Total current liabilities	5,919,594	6,725,618	8,730,294

Non- Current Liabilities
Debt, net of current portion	1,715,842	1,715,556	1,940,516
Capital leases obligations, net of current portion	7,983	8,760	76,717
Deferred income taxes liabilities	114,861	114,861	102,538
Total non- current liabilities	1,838,686	1,839,177	2,119,771
Total Liabilities	7,758,280	8,564,795	10,850,065

Stockholders’ Equity
Common stock, par value $.0001;100,000,000 shares authorized, 51,100,000, 50,000,000 and 50,000,000 shares issued and outstanding as of September 30, 2014, June 30, 2014 and June 30, 2013 (1)	5,110	5,000	5,000
Additional paid-in captial (1)	1,584,566	1,585,837	1,585,837
Retained earnings	5,643,647	5,661,976	4,534,494
Accumulated other comprehensive loss	(53,167)	(53,167)	(18,137)

Total stockholders’ equity	7,180,156	7,199,646	6,107,194

Total Liabilities and Stockholders’ Equity	$14,938,436	$15,764,441	16,957,259

The accompanying notes are an integral part of these financial statements

(1) The capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction in determining the basic and diluted weighted average shares.

F-2

M-POWER FOOD INDUSTRIES PTE. LTD.

STATEMENTS OF OPERATIONS

	For the Three	For the Three	For the year	For the year
	Months Ended	Months Ended	Ended	Ended
	September 30,	September 30,	June 30,	June 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)
Revenue
Sales of goods	2,624,324	3,796,705	$23,071,325	$20,533,749
Sales of services	-	-	-	10,415,495

Total revenues	2,624,324	3,796,705	23,071,325	30,949,244

Cost of revenues	1,865,439	4,370,363	20,389,927	22,842,311

Gross Profit	758,886	(573,658)	2,681,398	8,106,933

Operating Expenses
General and administrative	706,516	381,501	1,464,918	1,728,052

Total operating expenses	706,516	381,501	1,464,918	1,728,052

Operationg income	52,370	(955,159)	1,216,480	6,378,881

Other income (expense)
Finance costs	(77,746)	(97,146)	(449,556)	(493,248)
Gain/ (loss) on foreign currency exchange	(11,107)	59,280	14,539	1,460
Other income	18,155	10,501	717,022	69,533
Total other income (expense)	(70,698)	(27,365)	282,005	(422,255)

Income before income taxes	(18,328)	(982,524)	1,498,485	5,956,626

Provision for income taxes	-	-	371,003	509,600

Net income (loss)	$(18,328)	$(982,524)	$1,127,482	$5,447,026

Net loss per share of common stock:
Basic & diluted (1)	$(0.00)	$(0.02)	$0.02	$0.11

Weighted average number of shares outstanding -
Basic & diluted (1)	50,585,870	50,000,000	50,000,000	50,000,000

The accompanying notes are an integral part of these financial statements

(1) The capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction in determining the basic and diluted weighted average shares.

F-3

M-POWER FOOD INDUSTRIES PTE. LTD.

STATEMENTS OF CASH FLOWS

	For the Three	For the Three	For the Year	For the Year
	Months Ended	Months Ended	Ended	Ended
	September 30,	September 30,	June 30,	June 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)
Operating Activities:
Net (Loss)/ income	(18,328)	(982,524)	$1,127,482	$5,447,026
Adjustments to reconcile net income/ (loss) to net cash used by operating activities:
Depreciation and amortization	409,131	41,963	168,897	187,425
Provision for doubtful debts	-	-	-	(65,833)
Deferred income taxes	-	-	12,323	(92,662)
Loss on disposal	-	-	-	21,748
Changes in operating assets and liabilities:
Trade receivable	(154,055)	481,242	(1,051,310)	(8,989,402)
Prepaid assets	(1,325)	28,529	37,617	(63,048)
Inventory	125,511	(179,583)	1,668,589	6,072,765
Due from related parties	(29,559)	(16,673)	-	520,994
Due from directors	(178)	(83,516)
Deposits and other current assets	365,282	(18,663)	(373,808)	41,973
Trade payable and accrued expenses	(96,561)	513,174	(564,447)	(2,309,699)
Due to related parties	16,996	9,819	(167,560)	(462,146)
Due to directors	152,631	2,913
Deposits payable	(109,412)	(141,289)	(177,301)	(21,200)
Taxes payable	(1,154)	(29,741)	(270,379)	-
Net cash provided by used in operating activities	658,979	(374,349)	410,103	287,941

Investing Activities:
Purchase of property, plant and equipment	-	(1,140)	(17,328)	-
Net cash used in investing activities	-	(1,140)	(17,328)	-

Financing Activities:
Bank overdraft	(19,402)	132	28,749	-
Repayment for cash advance from bank	-	-	-	(243,450)
Proceeds from debt	883,155	4,892,398	16,516,221	2,179,433
Repayment on debt	(1,625,794)	(4,236,433)	(17,555,730)	(1,304,118)
Payments on capital lease	(8,246)	(29,375)	(107,145)	(116,691)
Common shares issued during the merger	110	-	-	-
Net cash provided by/ (used in) financing activities	(770,167)	626,722	(1,117,905)	515,174

Effects of exchange rate changes on cash	-	(35,028)	(35,030)	(6,606)

NET INCREASE/ (DECREASE) IN CASH	(111,198)	216,205	(760,160)	796,509

Cash at beginning of period	$126,648	$886,808	886,808	90,299
Cash at end of period	$15,450	$1,103,013	$126,648	$886,808

Supplemental disclosure of cash flow information:
Cash paid for interest	$83,113	$80,539	$328,546	$362,415
Cash paid for taxes	$1,154	$2,263	$601,581	$120,354

Supplemental non-cash investing and financing activites:
Reclassification of AR to intangible asset	$-	$-	$10,281,168	$-
Disposal of property to related party	$-	$-	$-	$314,135
Non—cash dividends	$-	$-	$-	$648,482

The accompanying notes are an integral part of these financial statements

F-4

M-POWER FOOD INDUSTRIES PTE. LTD.

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	For the Three	For the Three	For the Year	For the year
	Months Ended	Months Ended	Ended	Ended
	September 30,	September 30,	June 30,	June 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)

Net Income/ (Loss)	$(18,329)	$(982,525)	$1,127,482	$5,447,026

Other Comprehensive loss
Foreign currency translation adjustment	-	(35,030)	(35,030)	(6,606)

Comprehensive Income/ (Loss)	$(18,329)	$(1,017,555)	$1,092,452	$5,440,420

The accompanying notes are an integral part of these financial statements

F-5

M-POWER FOOD INDUSTRIES PTE. LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND FOR THE YEARES ENDED JUNE 30, 2014 AND 2013

				Retained	Accumulated
				Earnings	Other	Total
	Common Stock			(Accumulated	Comprehensive	Stockholders’
	Shares	Amount	APIC	Deficit)	Income	Equity

Balance - June 30, 2012 (Audited)(1)	50,000,000	$5,000	$1,585,837	$(264,050)	$(11,531)	$1,315,256

Dividends paid	-	-	-	(648,482)	-	(648,482)
Net income, June 30, 2013	-	-	-	5,447,026	-	5,447,026
Foreign currency translation adjustment, June 30, 2013	-	-	-	-	(6,606)	(6,606)
Balance - June 30, 2013 (Audited)(1)	50,000,000	5,000	1,585,837	4,534,494	(18,137)	$6,107,194

Net income, June 30, 2014	-	-	-	1,127,482	-	1,127,482
Foreign currency translation adjustment, June 30, 2014	-	-	-	-	(35,030)	(35,030)
Balance - June 30, 2014 (Audited)(1)	50,000,000	5,000	1,585,837	5,661,976	(53,167)	$7,199,646

Shares issued to acquire Natural Resources	1,100,000	110	(1,271)	-	-	(1,161)

Net income, September 30, 2014	-	-	-	(18,329)	-	(18,329)

Balance - September 30, 2014 (Unaudited)	51,100,000	$5,110	$1,584,566	$5,643,647	$(53,167)	$7,180,156

The accompanying notes are an integral part of these financial statements

(1) The capital accounts of the Company have been retroactively restated to reflect the equivalent number of common shares based on the exchange ratio of the merger transaction in determining the basic and diluted weighted average shares.

F-6

M-POWER FOOD INDUSTRIES PTE. LTD.

PRO FORMA BALANCE SHEETS

AS OF JUNE 30, 2014

(UNAUDITED)

	M-Power Food Industries, Pte. Ltd.	Natural Resources, Inc.	Pro Forma Adjustments		Total

ASSETS
Current Assets
Cash	$126,648	$110			$126,758
Trade receivable, net	2,516,567				2,516,567
Inventory	628,746				628,746
Total Current assets	3,271,961	110	-		3,272,071

Other Assets
Deposits	68,210				68,210
Prepaid assets	25,431				25,431
Other Receivables	367,285				367,285
Due from related parties	-				-
Due from directors	-				-
Total Other assets	460,926	110	-		460,926
Property, Plant and Equipment, net	1,750,386				1,750,386
Intangible assets	10,281,168				10,281,168
Total Assets	$15,764,441	$110	$-		$15,764,551

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Bank overdraft	28,749				28,749
Current portion of debt	4,912,397				4,912,397
Trade payable	807,017				807,017
Accrued expenses	40,296	1,271			41,567
Due to related parties	323,694				323,694
Due to directors	-				-
Deposits payable	184,705				184,705
Current portion of capital leases obligations	68,463				68,463
Provision for income taxes	360,298				360,298
Total current liabilities	6,725,619	1,271	-		6,726,890

Non- current liabilities

Debt, net of current portion	1,715,556				1,715,556
Capital leases obligations, net of current portion	8,760				8,760
Deferred income taxes liabilities	114,861				114,861
Total Non- current liabilities	1,839,177	-	-		1,839,177
Total liabilities	8,564,796	1,271	-		8,566,067

Stockholders’ Equity
Common stock, par value $.0001;100,000,000 shares authorized, 50,000,000 issued and outstanding as of June 30, 2014	1,590,837	110	(1,585,837	)(a)	5,110
Additional paid in capital	-	257	1,584,309	(a)	1,584,566
Retained earnings/ (Accumulated Deficit)	5,661,975	(1,528)	1,528	(a)	5,661,975
Accumulated other comprehensive loss	(53,167)	-			(53,167)

Total Stockholders’ Equity	7,199,645	(1,161)	-		7,198,484

Total liabilities and Stockholders’ Equity	$15,764,441	$110	$-		$15,764,551

(a) To reflect the 50,000,000 Natrual Resource common shares issued in exchange of 200,000,000 M-Power Food Industries capital shares.

F-7

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 1 – Description of business and summary of significant accounting policies

Description of business

M-Power Food Industries Pte. Ltd. (we, us, our, or the “Company”) was incorporated under the laws of the Republic of Singapore under the Companies Act as a private limited company. The principal activities of the Company are to carry on the business of production and wholesale distribution of dairy milk powder products.

The Company is domiciled in the Republic of Singapore and our registered address is 76 Playfair Road #03-06, Singapore 367996. The Company is a wholly owned subsidiary of M-Power Investment Pte. Ltd., a company incorporated in Singapore, which is also the ultimate holding company.

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of our financial statements requires us to make estimates and assumptions that affect, among other areas, the reported amounts of trade receivable reserves and inventory reserves, impairment of long-lived assets, and recoverability of deferred tax assets. These estimates and assumptions also impact revenues, expenses and the disclosures in our financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from these estimates and assumptions. All amounts are presented in U.S. dollars, unless otherwise noted.

Summary of significant accounting policies

Cash and cash equivalents – We classify as cash and cash equivalents time deposits and other investments that are highly liquid and have maturities of three months or less at the date of purchase. The Company has no cash equivalents as of September 30, 2014, June 30, 2014 and June 30, 2013.

Trade Receivables – We record trade receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts, to reflect any anticipated loss and is charged to the provision for doubtful accounts, included in other operating expenses in the statements of operations. We calculate this allowance based on our history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and our relationships with, and the economic status of, our customers. The Company recognized provision of doubtful debts of US$0, $0 and $65,833 for the three months period ended September 30, 2014 and for the fiscal years ended June 30, 2014 and 2013.

Concentration of Credit Risk – We have a diversified, international customer base. We control credit risk related to accounts receivables through credit approvals, credit limits and monitoring procedures. Credit risk with respect to receivables is concentrated in the food industry sector. The Company’s major customer, a company incorporated in Hong Kong, accounts for US $0, $0 and US $10,243,440 of the trade receivables carrying amount as of September 30, 2014, June 30, 2014 and June 30, 2013.

During the three months period ended September 30, 2014 and 2013 approximately 81% and 74% of the Company’s revenues were from two and three major customers, respectively, which constituted US$1,943,039 and US$2,802,340 of the Company’s revenues. As of the years ended June 30, 2014 and June 30, 2013 approximately 66% and 67% of the Company’s revenues were from three major customers, which constituted US$15,449,615 and US$23,030,155 of the Company’s revenues. As of the three months period ended September 30, 2014, the accounts receivables of these two customers are US$684,797. As of the years ended June 30, 2014 and June 30, 2013 the accounts receivables of these three customers were US$399,490 and US$11,389,373.

In the June 30, 2013 account receivables balance and in connection with our milk brand intangible assets, US$10,281,168 resulted from sale of industrial service and production knowhow to a single customer was assigned to the seller of milk brands during the year ended June 30, 2014.

During the three months period ended September 30, 2014 and 2013 approximately 85% and 96% of the Company’s purchases were from three and two major vendors, respectively, which constituted US$1,307,155 and US$6,189,623 of the Company’s purchases. As of the years ended June 30, 2014 and June 30, 2013 approximately 86% and 80% of the company’s purchases included in cost of sales were from three major vendors, which constituted US$14,853,100 and US$11,326,220 of the Company’s purchases included in cost of sales. As of the three months period ended September 30, 2014, the accounts payables of these three customers are US$168,420. As of the years ended June 30, 2014 and June 30, 2013, the amount owed to these three vendors was US$44,600 and US$738,243.

F-8

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Inventory – Inventory, consisting of raw materials, is stated at the lower of cost, using the first-in, first-out method (“FIFO”) to determine cost. If the cost of the inventory exceeds market value, provisions are made currently for the difference between the cost and the market value. We monitor inventory cost compared to selling price less margin in order to determine if a lower of cost or market reserve is necessary.

Property, plant and equipment – Property, plant and equipment are stated at cost. Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred. Depreciation is recorded using the straight-line method over the estimated useful lives of our assets, which are reviewed periodically. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. Capital lease are depreciated over the shorter of the lease term or the estimated useful life of the improvements.

Fair Value of Financial Instruments

In accordance with Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement and Disclosure, the Company uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures. Company bases fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

When observable market prices and data are not readily available, significant management judgment often is necessary to estimate fair value. In those cases, different assumptions could result in significant changes in valuation and may not be realize in an actual sale. Additionally, there may be inherent weaknesses in any calculation technique and changes in the underlying assumptions used, including discount rates, and expected cash flows could significantly affect the results of current or future values.

For certain financial instruments, including accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities. In the case of the notes payable, the interest rate on the notes approximates the market rate of interest for similar borrowings. Consequently the carrying value of the notes payable also approximates the fair value. It is not practicable to estimate the fair value of the related party notes payable due to the relationship of the counter party.

All assets of the Company are considered Level 1 type assets

Intangible assets – Intangible assets acquired separately are measured initially at cost. The cost of intangible assets acquired in a business combination is their fair value as at the date of acquisition. Following initial acquisition, intangible assets are carried at cost less any accumulated amortisation and any accumulated impairment losses. Internally generated intangible assets, excluding capitalised development costs, are not capitalised and expenditure is reflected in statement of comprehensive income in the year in which the expenditure is incurred.

For intangible assets acquired in a non-monetary exchange (see Note 6), the estimated fair values of the assets transferred (or the estimated fair values of the assets received, if more clearly evident) are used to establish their recorded values, unless the values of neither the assets received nor the assets transferred are determinable within reasonable limits, in which case the assets received are measured based on the carrying values of the assets transferred. Valuation techniques consistent with the market approach, income approach and/or cost approach are used to measure fair value. An estimate of fair value can be affected by many assumptions that require significant judgment. For example, the income approach generally requires assumptions related to the appropriate business model to be used to estimate cash flows, total addressable market, pricing and share forecasts, competition, technology obsolescence, future tax rates and discount rates. Our estimate of the fair value of certain assets may differ materially from that determined by others who use different assumptions or utilize different business models. New information may arise in the future that affects our fair value estimates and could result in adjustments to our estimates in the future, which could have an adverse impact on our results of operations.

The useful lives of intangible assets are assessed as either finite or indefinite. Intangible assets with finite useful lives are amortised over the estimated useful lives and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method are reviewed at least at each financial year end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset is accounted for by changing the amortisation period or method, as appropriate, and are treated as changes in accounting estimates. The amortisation expense on intangible assets with finite useful lives is recognised in statement of comprehensive income in the expense category consistent with the function of the intangible asset.

Intangible assets with indefinite useful lives or not yet available for use are tested for impairment annually, or more frequently if the events and circumstances indicate that the carrying value may be impaired either individually or at the cash-generating unit level. Such intangible assets are not amortised. The useful life of an intangible asset with an indefinite useful life is reviewed annually to determine whether the useful life assessment continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

Gains or losses arising from de-recognition of an intangible assets are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognised in the statement of comprehensive income when the asset is derecognised.

Brands – The brands were acquired from third party. The Management estimate the useful life of the Brands is 7 years. Management believes that over the period under the contract, the brands are expected to generate net cash inflows for the Company.

The cost of the brands will be amortized over the period of 7 years by the straight-line method.

F-9

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Long lived assets impairment – We assess the recoverability of the carrying value of long-lived assets whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. We have the option of performing a qualitative assessment when assessing recoverability. We may also evaluate the recoverability of such assets based upon estimates of the undiscounted cash flows from such assets. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss would be recognized for the difference between the fair value and the carrying amount. We did not recur any impairment charges during the periods presented.

Income taxes – We recognize deferred income tax assets and liabilities for the expected future tax consequences of temporary differences between the income tax and financial reporting carrying amount of our assets and liabilities. We monitor our deferred tax assets and evaluate the need for a valuation allowance based on the estimate of the amount of such deferred tax assets that we believe do not meet the more-likely-than-not recognition criteria. We follow guidelines in each tax jurisdiction regarding the recoverability of any tax assets recorded on the balance sheets and provide necessary valuation allowances as required. We review our deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. We also evaluate whether we have any uncertain tax positions and would record a reserve if we believe it is more-likely-than-not our position would not prevail with the applicable tax authorities. Penalties and interest, if any, are included in other expense on the statements of operations. Deferred tax assets and liabilities may be netted by jurisdiction, typically domestic and foreign, within the current and long-term classifications on the balance sheets.

Reclassifications- Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings and financial position.

Revenue recognition – According to ASC 605, the Company recognizes revenue when persuasive evidence of an arrangement exists, the service is performed or delivery has occurred, the price is fixed or determinable, and collectability is probable.

For products shipped directly from the Company’s warehouse or manufactured by the Company in Singapore and then shipped to customer, both domestic and oversea, revenue is recognized at time of shipment as it is determined that ownership has passed to the customer at shipment and revenue is recognized. Amount billed to customers for freight and shipping is classified as revenue.

Per our sales term, no cancellation of order was allowed upon the agreement of the Company and the customer. The Company will not enter into production until the agreement was reached.

For domestic customer, if the customer rejects the purchase order after the manufacturing process has begun, the Company invoices the customer for any manufacturing costs incurred and revenue is recognized. The Company will fully invoice and recognize as revenue for orders rejected after time of shipment, provided all other revenue recognition criteria are met.

For overseas customer, the Company will check customer’s credit risk through export credit insurance and insure products through export credit insurance. If the overseas customer rejects the order during the manufacturing process, the Company will claim the export credit insurance. The Company will also claim the export credit insurance for orders rejected after the time of shipment.

F-10

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Foreign currency translation – The Company’s reporting currency is the U.S. dollar. The Company’s functional currency is the local currency in the Singapore, the Singapore Dollar (SGD). The financial statements of the Company are translated into United States dollars in accordance with ASC 830, FOREIGN CURRENCY MATTERS, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. For the three months period ended September 30, 2014, the cumulative translation adjustment of US $53,167 was classified as an item accumulated of other comprehensive loss in the stockholders’ equity section of statement of financial position. For the years ended June 30, 2014 and June 30, 2013, the cumulative translation adjustment of US $53,167 and US $18,137, respectively, was classified as an item accumulated of other comprehensive loss in the stockholders’ equity section of statement of financial position. For the three months period ended September 30, 2014, the foreign currency translation adjustment to accumulative other comprehensive loss was US $53,167. For the years ended June 30, 2014 and June 30, 2013, the foreign currency translation adjustment to accumulate other comprehensive loss was US $53,167 and US $18,137, respectively.

Comprehensive loss – Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Accounting Standards Codification (ASC) 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the years presented, the Company’s comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments and is presented in the statements of comprehensive loss. For the three month period ended September 30, 2014, we had no translation adjustment. We had translation adjustment to other comprehensive loss of US$ 35,030, US$ 35,030 and US$ 6,606 for the periods ended September 30, 2014, June 30, 2014 and 2013, respectively.

Earnings per share – We calculate basic earnings per share by dividing our net income by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is not anti-dilutive. The Company had no dilutive securities as of and for the years ended June 30, 2014 and 2013. During the three months period ended September 30, 2014 and 2013, basic earnings per share was US$0.00 and US$0.02. As of the years ended June 30, 2014 and June 30, 2013 basic earnings per share was US$0.01 and US$0.03.

Reverse Merger Accounting – For accounting purposes, the stock-for-stock transaction, should be treated as a reverse acquisition and recapitalization of M-Power Food Industries Private Limited (accounting acquirer) because, prior to the transaction, Natural Resources Corporation (the “Company”) was a non-operating public shell and, subsequent to the transaction, 200,000,000 shares and interests of common stock of M-Power Industries (all of which were held by M-Power Investments) were exchanged for and converted into, 50,000,000 shares of common stock of the Company. Accordingly, for accounting purposes, the transaction was treated as a reverse acquisition and recapitalization in accordance with US GAAP. The historical financial statements will be presented in the consolidated financial statements of M-Power Food Industries Private Limited. The common stock and the corresponding capital amounts of the Company pre-merger will be retroactively restated as capital stock shares reflecting the exchange ratio in the merger.

Fiscal Year End – Following the exchange transaction, the Company elected to adopt the June 30 year end of M-Power Food Industries Private Limited, the accounting acquirer.

Recently issued accounting pronouncements

Effective January 2012, the Company adopted ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (ASU 2011-04). ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board (IASB) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements, change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (ASC) Topic 820, Fair Value Measurements. ASU 2011-04 was effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements and related disclosures.

Effective January 2012, the Company adopted ASU No. 2011-05, Presentation of Comprehensive Income (ASU 2011-05). ASU 2011-05 is intended to increase the prominence of items reported in other comprehensive income and to facilitate convergence of accounting guidance in this area with that of the IASB. The amendments require that all non-owner changes in shareholders’ equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items.

F-11

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12). ASU 2011-12 defers the provisions of ASU 2011-05 that require the presentation of reclassification adjustments on the face of both the statement of income and statement of other comprehensive income. Amendments under ASU 2011-05 that were not deferred under ASU 2011-12 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements and related disclosures

In July 2012, the FASB issued guidance on testing for indefinite-lived intangible assets for impairment. The new guidance allows an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low. The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. The adoption of this update did not have a material impact on the financial statements and related disclosures.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The adoption of this update did not have a material impact on the financial statements and related disclosures.

Other recent pronouncements issued by FASB (including its Emerging Task Force), and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

F-12

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 2 – Accounts receivables

Accounts receivable consisted of the following as of September 30, 2014, June 30, 2014, and June 30, 2013:

	September 30, 2014	June 30, 2014	June 30, 2013
	(Unaudited)	(Audited)	(Audited)
Accounts receivable-sales of services*	$-	$-	$10,281,168
Accounts receivable-sales of goods	$2,670,622	$2,516,567	1,531,090
Less: allowance for doubtful accounts			(65,833)
Total accounts receivable	$2,670,622	$2,516,567	$11,746,425

*See Note 6 for the non-monetary exchange.

Note 3 – Inventories

Inventories consisted of the following as of September 30, 2014, June 30, 2014, and June 30, 2013:

	September 30, 2014	June 30, 2014	June 30, 2013
	(Unaudited)	(Audited)	(Audited)
Finished goods	$-	$40,240	$659,455
Raw materials	503,235	588,506	1,637,880
Total inventories	$503,235	$628,746	$2,297,335

Note 4 – Financial instruments

The carrying amounts of our financial instruments, including cash, trade receivables, trade payable, and accrued expenses approximate fair value due to the short-term nature of these instruments or their stated rates approximating market rates. Our debt carries variable interest rates, which are reset monthly, or is relatively short term. Consequently, the carrying amounts of these financial instruments approximate fair value. We do not have any assets or liabilities that are measured at fair value on a recurring basis.

Note 5 – Property, Plant and Equipment

Property, plant and equipment consist of the following:

	September 30, 2014	June 30, 2014	June 30, 2013	Useful Life (Years)
	(Unaudited)	(Audited)	(Audited)
Motor vehicles	$78,881	$78,881	$78,881	5 – 7
Plant and equipment	436,408	436,408	420,703	10 – 15
Furniture and equipment	245,980	245,980	244,357	3 – 10
Leasehold improvements	1,674,834	1,674,834	1,674,834	19
Less: accumulated depreciation	(727,659)	(685,717)	(516,819)
	$1,708,444	$1,750,386	$1,901,956

Depreciation expense for the three months ended September 30, 2014 was $41,947. Depreciation expense for the three months ended September 30, 2013 was $41,963. Depreciation expense for the years ended June 30, 2014 and June 30, 2013, depreciation expense was $168,897 and $187,426, respectively.

F-13

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 6 – Intangible asset

	September 30, 2014	June 30, 2014	June 30, 2013
	(Unaudited)	(Audited)	(Audited)
Intangible asset – Milk Brands	$10,281,168	$10,281,168	$-
Accumulated amortization	(367,189)	-	-
Total intangible asset	$9,913,979	$10,281,168	$-

Intangible assets comprise of cost of purchase of milk brands from a third party.

The Company assigned the account receivable of US$10,281,168 in June 2014 as a form of consideration to acquire milk brands. The Company had entered a Deed of Assignment among the Customer and the Seller on June 25, 2014.

The intangible asset will be amortized for 7 years commencing in July 2014 by straight line method. The amortization expense for the three month ended September 30, 2014 was $367,185. There was no amortization for the three months period ended September 30, 2013 and no amortization expense for the year ended June 30, 2014 and 2013.

Note 7 – Debt

Debt consists of the following:

	September 30, 2014	June 30, 2014	June 30, 2013
	(Unaudited)	(Audited)	(Audited)
Term loan 1	$295,061	$293,460	$337,360
Term loan 2	295,096	293,495	337,360
Term loan 3	232,392	234,551	269,609
Term loan 4	823,139	825,267	884,092
Term loan 5	282,128	280,516	319,610
Term loan 6	48,831	68,884	177,837
Term loan 7	1,161,962	1,256,744	1,392,072
Term loan 8	-	-	162,451
Term loan 9	-	-	27,011
Trust receipts	2,746,704	3,375,037	3,76 0,060
Bank overdraft	9,347	28,749	-
Total debt	5,894,660	6,656,703	7,667,462
Less: current portion	(4,178,819)	(4,941,147)	(5,726,946)
Long-term portion of debt	$1,715,841	$1,715,556	$1,940,516

F-14

M-Power Food Industries Pte. Ltd

Notes to Financial Statements

Term Loans

Term loan 1 is repayable by 96 months with monthly instalment of $4,207 for the first year. Interest rate for the first year is fixed at 1.88% per annum; second year is fixed at 1.98% per annum and for the third year is fixed at Singapore Lending Rate (SLR) at 3.25% per annum. Thereafter, interest rate is at 0.75% above Singapore Lending Rate (SLR).

Term loan 2 is repayable by 96 months with monthly instalment of $4,207 for the first year. Interest rate for the first year is fixed at 1.88% per annum; second year is fixed at 1.98% per annum and for the third year is fixed at Singapore Lending Rate (SLR) at 3.25% per annum. Thereafter, interest rate is at 0.25% above Singapore Lending Rate (SLR).

Term loan 3 is repayable by 96 months with monthly instalment of $3,362 for the first year. Interest rate for the first year is fixed at 1.88% per annum; second year is fixed at 1.98% per annum and for the third year is fixed at Singapore Lending Rate (SLR) at 3.25% per annum. Thereafter, interest rate is at 0.25% above Singapore Lending Rate (SLR).

Term loan 4 is repayable by 168 months with monthly instalment of $6,222. Interest rate for the first year is fixed at 1.68% per annum; second year is fixed at 1.98% per annum and for the third year is fixed at Singapore Lending Rate (SLR) at 3.25% per annum. Thereafter, interest rate is at 0.2% above Singapore Lending Rate (SLR).

Term loan 5 is repayable by 96 months with monthly instalment of $3,790. Interest rate is fixed at 1.98% per annum for the first year; second year and third year are fixed at Singapore Lending Rate (SLR) at 3.25% per annum. Thereafter, interest rate is at 0.25% above Singapore Lending Rate (SLR).

Term loan 6 is repayable by 24 monthly equal instalments of $10,741. Interest rate per annum is chargeable at 7.50%.

Term loan 7 is repayable by 15 monthly instalments or by such other instalments as may be specified or fixed by the Bank. The interest rate is at 2% per annum above the Bank’s Prime Lending Rate.

Term loan 8 is repayable by 48 monthly instalments of such amount will be notified by the Bank, the company or by such other instalments as may be fixed by Spring and the Bank from time to time. The interest rate is chargeable at 5.00% by such other instalments as may be specified or fixed by the Spring and the Bank from time to time. The loan was settled in full during the financial year.

Term loan 9 is business loan of $152,122 and is repayable by 48 monthly equal instalments of $3,503. Interest rate per annum is chargeable at 5.00%. The loan was settled in full during the financial year.

Trust Receipts

Trust receipts

The Company renewed its trust receipt agreement with Standard Chartered Bank (the “Bank”) on February of 2013.

The interest rate of trust receipts per annum is chargeable at 0.50% above the interest at SBFR (local transactions) and 2.75%) above the interest of SBFR (foreign transactions). The term of the settlement is 90 days from the release of merchandise to the Company from the Bank.

The term loan and trust receipts are collateralized by way of:

a) Properties of the Company;

b) Properties of Directors;

c) Fixed deposits of the Directors; and

d) Joint and several guarantees by the Directors

F-15

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 7 – Debt (cont’d)

Future contractual maturities of debt are as follows, as of June 30, 2014:

Twelve months ending June 30,
2015	$4,941,146
2016	207,733
2017	213,837
2018	221,443
2019	229,319
Thereafter	843,225
$6,656,703

Interest expense of $46,329 and $52,656 was included in finance costs in the statements of operations for the three months period ended September 30, 2014 and 2013, respectively. Interest expense of $189,364 and $86,239 was included in finance costs in the statements of operations for the years ended June 30, 2014, and June 2013, respectively.

During the three months period ended September 30, 2014, the Company had a net total of $11,107 loss on foreign currency exchange none of which was resulted from trust receipts or resulted from term loan. During the three months period ended September 30, 2013, the Company had a net total of $59,280 gain on foreign currency exchange none of which was resulted from trust receipts or resulted from term loan. As of and for the year ended June 30, 2014 the Company had $14,539 of net gain on foreign currency exchange none of which was resulted from trust receipts or resulted from term loan. As of and for the year ended June 30, 2013, the Company had $1,460 net gain on foreign currency exchange of which $39,327 was result from trust receipt and $0 was resulted from the term loan.

Note 8 – Capital Leases

The Company has acquired assets under the provisions of long-term leases expiring through June 2016. For financial reporting purposes, minimum lease payments relating to these assets have been capitalized.

The assets under capital lease have cost and accumulated amortization as follows:

	September 30,2014	June 30, 2014	June 30, 2013
	(Unaudited)	(Audited)	(Audited)
Motor vehicles	$78,881	$78,881	$78,881
Plant and equipment	90,127	90,127	90,127
Furniture and equipment	235,349	235,349	235,349
Less: accumulated depreciation	(126,729)	(88,910)	(45,075)
Total:	$277,628	$315,447	$359,282

Maturities of capital lease obligations as of June 30, 2014 are as follows:

2015	$75,722
2016	9,935
Total minimum lease payments	85,657
Amount representing interest	(8,434)
Present value of minimum lease payments	77,223
Less: current portion	(68,463)
Total:	$8,760

Interest expense related to capital lease was $928 and $3,274 for the three months period ended September 30, 2014 and 2013, respectively. Interest expense related to capital lease was $10,512 and $11,749 for the years ended June 30, 2014 and 2013, respectively.

Note 9 – Stockholders’ equity

Common stock – We have authorized and issued 200,000,000 shares of Common Stock at par value of Singapore dollar $0.01, or US Dollar $0.008. The holders of the issued and outstanding shares Common Stock are entitled to one vote per share on any matter to be voted on by the stockholders of the Company and are entitled to receive any dividends declared.

As a result of a reverse acquisition on August 12, 2014 M-Power Food Industries Pte. Ltd received 50,000,000 shares of the Company’s common stock. Such shares were accounted as part of recapitalization shares. Previous shareholders of the Company held 1,100,000 shares of the Company’s common stock.

As of June 30, 2013, the Company declared non-cash dividends to shareholders of $648,482. The shareholders have elected to apply those dividends to reduce related party receivables.

F-16

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 10 – Operating leases

We lease certain office space under non-cancellable operating lease agreements. The leases typically run for a period of three years, with an option to renew the lease after that date.

Future minimum rental payments required under all leases that have remaining non-cancellable lease terms in excess of one year as of June 30, 2014 are as follows:

Year Ending June 30,
2015	$305,171
2016	318,695
2017	209,912
2018	18,000
$851,778

Rent expense was $130,793 and $142,694 for the three months period ended September 30, 2014 and 2013. Rent expense was $337,839 and $424,155 for the years ended June 30, 2014, and June 30, 2013, respectively.

Note 11 – Income taxes

The domestic statutory income tax rate was approximately 17.0% in the period as of and for the three months ended September 30, 2014, as of and for the years ended June 30, 2014 and June 30, 2013. The reconciliation of the income tax expense from continuing operations expected based on domestic statutory income tax rates to the expense for income taxes included in the statements of operations is as follows:

	September 30,	June 30,	June 30,
	2014	2014	2013
	(Unaudited)	(Audited)	(Audited)
Income (loss) before income tax	$(293,712)	$1,498,485	$5,956,626

Expenses not deductible for tax purposes	714,061	307,761	286,768
Tax exemption and allowances	(247,846)	(247,846)	(485,176)
Tax of 17% (estimated Singapore Statutory Rate)	$29,326	$264,928	$978,897
Tax rebate on net tax payable	(23,809)	(23,809)	(23,809)
Permanent difference	(5,517)	99,094	(352,826)
Tax liability per tax year	$-	$340,213	$602,262
Under payment	-	1,618	28,415
Under provision	-	18,467	-
Total income tax liability	$-	$360,298	$630,677

Tax liability per tax year	$0	$340,213	$602,262
Under provision	-	18,467	-
Changes in deferred tax liability	-	12,323	(92,662)
Income tax expense	$0	$371,003	$509,600

The components of net deferred tax liabilities are as follows:

	September 30, 2014	June 30, 2014	June 30, 2013
	(Unaudited)	(Audited)	(Audited)
Deferred tax liabilities	$114,861	$114,861	$102,538

F-17

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 11 – Income taxes (cont’d)

Under current accounting standards, we must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. We measure the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding our income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to our subjective assumptions and judgments which can materially affect amounts recognized in our balance sheets and statements of income. Our assessment of tax positions as of September 30, 2014, June 30, 2014, and June 30, 2013, determined that there were no material uncertain tax positions.

Note 12 – Commitments and contingencies

Credit Risk – Credit risk refers to the risk that counterparty will default on its contractual obligations resulting in financial loss to the Company. The major classes of financial assets of the Company are cash and trade receivables. For trade receivables, the Company adopts the policy of dealing only with customers of appropriate credit history. The Company does not require collateral with respect to trade receivables. For other financial assets, the Company adopts the policy of dealing only with high credit quality counterparties.

For the management of credit risk, Company has purchased credit risk insurance in order to ensure the recoverability of its debts. As at the balance sheet date, approximately 90% of the trade receivables were insured. The coverage of 90% was effective as of September 30, 2014, June 30, 2014 and June 30, 2013.

At the balance sheet date, the Company’s maximum exposure to credit risk is represented by the carrying amount of each class of financial assets recognized in the balance sheet.

Liquidity Risk – Liquidity risk is the risk that the Company will encounter difficulty in meeting financial obligations due to shortage of funds. The Company’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. The Company monitors its liquidity risk and maintains a level of cash and cash equivalents deemed adequate by management to finance the Company’s operations and to mitigate the effects of fluctuations in cash flows.

Interest Rate Risk – The Company is exposed to foreign currency risk on sales and purchases that are denominated in a currency other than its functional currency. The currency giving rise to this risk is primarily the U.S. Dollar.

The Company does not have a hedging policy on its foreign currency exposure.

From time to time, we are involved in legal proceedings arising in the ordinary course of our business. We are currently not a party to any pending legal proceedings and no such actions by, or to the best of our knowledge, against us have been threatened.

Note 13 – Related-party transactions

a) Related parties:

Related Parties	Relationship with the Company
M-Power Development Ptd Ltd (MPD)	Asset holding management company
M-Power Investment Pte Ltd (MPI)	Holding company
Perry Holzgraf Esculier	Stockholder and Director

F-18

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 13 – Related-party transactions

b) The Company had the following related party balances at September 30, 2014, June 30, 2014 and 2013:

	September 30, 2014	June 30, 2014	June 30, 2013
	(Unaudited)	(Audited)	(Audited)

Due to MPD	$16,996	$-	$-
Due to MPI	323,694	323,694	491,254
Due to Director	152,631	-	-
Total due to related party	$493,321	$323,694	$491,254

The related party transaction comprised majority of the expense paid by MPD and MPI on the Company’s behalf. The office was leased from MPD by the Company on an annual rent denoted in Singapore Dollar which equivalent to US Dollar $ 71,426. The balance of due to MPI of were the result of the offsetting related party payable among the Company, MPI and MPD during the yearend. There was no offsetting occurred during the three months period ended September 30, 2014.

Note 14 – Subsequent Events

Management evaluated events through February 12, 2015, the date that the accompanying financial statements were issued, for transactions and other events that may require adjustment and/or disclosure. No material events were identified that require adjustment to the financial statements or additional disclosure.

F-19

FINANCIAL STATEMENTS

M-POWER FOOD INDUSTRIES PTE. LTD.

Financial Statements

As of March 31, 2014 and June 30, 2013 and for the Nine Months Ended March 31, 2014, and 2013, and as of and the Years Ended June 30, 2013 and June 30, 2012

M-Power Food Industries Pte. Ltd.

As of March 31, 2014 and June 30, 2013 and for the Nine Months Ended March 31, 2014, and 2013, and as of and the Years Ended June 30, 2013 and June 30, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

of M-Power Food Industries Pte. Ltd.

76 Playfair Road, #03-06
Singapore, 367996

We have audited the accompanying balance sheets of M-Power Food Industries Pte. Ltd. (the “Company”) as of June 30, 2013 and 2012, and the related statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2013 and June 30, 2012 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP

Newport Beach, California

August 12, 2014

F-1

M-POWER FOOD INDUSTRIES PTE. LTD.

BALANCE SHEETS

	March 31,	June 30,	June 30,
	2014	2013	2012
	(Unaudited)
ASSETS
Current assets
Cash	$273,500	$886,808	$90,299
Trade receivables, net	12,347,029	10,593,432	1,538,196
Inventory	3,231,958	2,297,335	8,370,100
Due from related parties	-	-	917,009
Total current assets	15,852,487	13,777,575	10,915,604

Other assets
Deposits	68,210	58,334	99,728
Prepaid assets	27,427	63,048	-
Other receivables	-	3,354	3,932
Total other assets	95,637	124,735	103,660
Property, Plant and Equipment, net	1,839,869	1,901,956	2,363,596
Total assets	$17,787,993	$15,804,266	$13,382,860

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Bank overdraft	$-	$-	$243,450
Current portion of debt	4,392,905	5,726,946	3,954,864
Trade payables	1,005,774	103,323	2,625,237
Accrued expenses	-	155,444	164,043
Due to related parties	211,656	491,254	953,400
Deposits payable	75,292	362,006	383,205
Current portion of capital lease obligations	98,557	107,651	119,193
Provision for income taxes	505,675	630,677	409,863
Total current liabilities	6,289,859	7,577,301	8,853,255

Non-current liabilities

Debt, net of current portion	3,418,262	1,940,516	2,837,283
Capital lease obligations, net of current portion	-	76,717	181,866
Deferred income taxes liabilities	115,930	102,538	195,200
Total Non-current liabilities	3,534,192	2,119,771	3,214,349
Total liabilities	9,824,051	9,697,072	12,067,604

Stockholders’ equity
Common Stock, $0.01 par value, 200,000,000 shares authorized 200,000,000 shares issued and outstanding as of March 31, 2014, June 30, 2013, and June 30, 2012	1,590,837	1,590,837	1,590,837
Retained earnings (Accumulated deficit)	6,270,576	4,534,494	(264,050)
Accumulated other comprehensive income (loss)	102,529	(18,137)	(11,531)

Total stockholders’ equity	7,963,942	6,107,194	1,315,256

Total liabilities and stockholders’ equity	$17,787,993	$15,804,266	$13,382,860

The accompanying notes are an integral part of these financial statements

F-2

M-POWER FOOD INDUSTRIES PTE. LTD.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended March 31,	For the Nine Months Ended March 31,	For the Year Ended June 30,	For the Year Ended June 30,
	2014	2013	2013	2012
	(unaudited)	(unaudited)
Revenues
Sales of goods	$17,637,225	$20,010,805	$20,533,749	$36,217,668
Sales of services	-	-	10,415,495	-

Total revenues	17,637,225	20,010,805	30,949,244	36,217,668

Cost of revenues	(14,323,776)	(19,471,484)	(22,842,311)	(33,731,927)

Gross Profit	3,313,449	539,321	8,106,933	2,485,741

Operating Expenses
General and administrative	941,210	982,298	493,248	1,211,178
Total operating expenses	941,210	982,298	493,248	1,211,178

Operating income	2,372,239	(442,977)	7,613,685	1,274,563

Other expense	(265,354)	(407,070)	(1,657,059)	(344,226)

Income before income taxes	2,106,885	(850,047)	5,956,626	930,337

Provision for income taxes	370,803	-	509,600	430,384

Net income	$1,736,082	$(850,047)	$5,447,026	$499,953

Net loss per share of common stock:
Basic & diluted	$0.01	$(0.00)	$0.03	$0.00

Weighted average number of shares outstanding - basic & diluted	200,000,000	200,000,000	200,000,000	200,000,000

The accompanying notes are an integral part of these financial statements

F-3

M-POWER FOOD INDUSTRIES PTE. LTD.

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	For the Nine Months Ended March 31,	For the Nine Months Ended March 31,	For the Year Ended June 30,	For the Year Ended June 30,
	2014	2013	2013	2012
	(Unaudited)	(Unaudited)
Net income (loss)	$1,736,082	$(850,047)	$5,447,026	$499,953

Other Comprehensive Income (loss)
Foreign currency translation adjustment	120,666	143,694	(6,606)	(387,024)
Comprehensive income (loss)	$1,856,748	$(706,353)	$5,440,420	$112,929

The accompanying notes are an integral part of these financial statements

F-4

M-POWER FOOD INDUSTRIES PTE LTD

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED MARCH 31, 2014 AND FOR THE YEARS ENDED JUNE 30, 2013 AND 2012

			Retained	Accumulated
	Common Stock		Earning	Other
			(Accumulated	Comprehensive
	Shares	Amount	Decifit)	Income	Total
Balance, June 30, 2011 (Audited)	150,000,000	$1,197,592	$(3,267)	$375,493	$1,569,818
Conversion of retained earnings to capital contribution at par	30,000,000	235,947	(235,947)	-	-
Issuance of common stock at par	20,000,000	157,298	-	-	157,298
Dividends paid	-	-	(524,789)	-	(524,789)
Net income, June 30, 2012	-	-	499,953	-	499,953
Foreign currency translation adjustment, June 30, 2012	-	-	-	(387,024)	(387,024)
Balance, June 30, 2012 (Audited)	200,000,000	1,590,837	(264,050)	(11,531)	1,315,256

Dividends paid	-	-	(648,482)	-	(648,482)
Net income, June 30, 2013	-	-	5,447,026	-	5,447,026
Foreign currency translation adjustment, June 30, 2013	-	-	-	(6,606)	(6,606)
Balance, June 30, 2013 (Audited)	200,000,000	1,590,837	4,534,494	(18,137)	6,107,194

Net income, March 31, 2014	-	-	1,736,082	-	1,736,082
Foreign currency translation adjustment, March 31, 2014	-	-	-	120,666	120,666
Balance, March 31, 2014 (Unaudited)	200,000,000	$1,590,837	$6,270,576	$102,529	$7,963,942

The accompanying notes are an integral part of these financial statements

F-5

M-POWER FOOD INDUSTRIES PTE. LTD.

STATEMENTS OF CASH FLOWS

	For the Nine Month Ended March 31,2014	For the Nine Month Ended March 31,2013	For the Year Ended June 30, 2013	For the Year Ended June 30, 2012
	(Unaudited)	(Unaudited)
Operating Activities:
Net Income	$1,736,082	$(850,047)	$5,447,026	$499,953
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	142,070	140,570	187,425	179,967
Provision of doubtful debts	-	-	(65,833)	-
Deferred income taxes	13,392	(34,719)	(92,662)	92,288
Loss on disposal	-	-	21,748	-
Changes in operating assets and liabilities:
Trade receivables	(1,753,597)	(3,369,667)	(8,989,402)	3,415,606
Prepaid assets	35,621	(42,859)	(63,048)	2,173
Inventory	(934,623)	7,701,366	6,072,765	(2,344,749)
Due from related parties	-	(123,231)	520,994	(616,821)
Deposits and other current assets	(6,523)	(41,051)	41,973	310,008
Trade payable and accrued expenses	622,005	(1,000,079)	(2,309,699)	(1,318,631)
Due to related parties	(247,288)	124,299	(462,146)	887,672
Deposits payables	(286,712)	178,095	(21,200)	(395,036)
Net cash provided by (used in) operating activities	(679,573)	2,682,677	287,941	712,430

Investing Activities:
Purchases of property, plant and equipment	(17,328)	-	-	(160,124)
Net cash used in investing activities	(17,328)	-	-	(160,124)

Financing Activities:
Cash advance from bank	-	-	-	243,450
Repayment for cash advance from bank	-	(50,474)	(243,450)	-
Proceeds from issuance of common stock	-	-	-	157,298
Proceeds from debt	13,329,884	748,503	2,179,433	28,613,670
Repayments on debt	(13,281,146)	(3,396,996)	(1,304,118)	(29,618,267)
Payments on capital lease	(85,811)	(83,613)	(116,691)	(53,639)
Net cash provided by (used in) financing activities	(37,073)	(2,782,580)	515,174	(657,488)

Effects of exchange rate changes on cash	120,666	143,694	(6,606)	(387,024)
Net change in cash	(613,308)	43,791	796,509	(492,206)

Cash at the beginning of period	886,808	90,299	90,299	582,505

Cash at the end of period	$273,500	$134,090	$886,808	$90,299

Supplemental disclosures of cash flow Information:
Cash paid for interest	$482,414	$7,605	$362,415	$8,082
Cash paPid for taxes	$103,293	$322,026	$120,354	$89,705

Supplemental non-cash investing and financing activities:
Disposal of property to related party	$-	$-	$314,135	$-
Non-cash dividend	$-	$-	$648,482	$524,789

The accompanying notes are an integral part of these financial statements

F-6

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 1 – Description of business and summary of significant accounting policies

Description of business

M-Power Food Industries Pte. Ltd. (we, us, our, or the “Company”) was incorporated under the laws of the Republic of Singapore under the Companies Act as a private limited company. The principal activities of the Company are to carry on the business of production and wholesale distribution of dairy milk powder products. During the year ended June 30, 2013, we also provided a one-time technical support services and know-how for the production of dairy products.

The Company is domiciled in the Republic of Singapore and our registered address is 76 Playfair Road #03-06, Singapore 367996. The Company is a wholly owned subsidiary of M-Power Investment Pte. Ltd., a company incorporated in Singapore, which is also the ultimate holding company.

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of our financial statements requires us to make estimates and assumptions that affect, among other areas, the reported amounts of trade receivable reserves and inventory reserves, impairment of long-lived assets, and recoverability of deferred tax assets. These estimates and assumptions also impact revenues, expenses and the disclosures in our financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from these estimates and assumptions. All amounts are presented in U.S. dollars, unless otherwise noted.

Changes in fiscal year

On January 3, 2013, the Board of Directors of M-Power Food Industries PTE. LTD. (“the Company”) approved a change in the fiscal year end from a calendar year ending on March 31 to a calendar year ending June 30, effective beginning with fiscal year 2013. The change will impact the prior year comparability of each of the fiscal quarters and annual period in 2014 in future filings. The Company believes this change will provide numerous benefits, including aligning its reporting periods to be more consistent with peer restaurant companies and improving comparability between periods by removing the trading day effect on Restaurant sales and operating margins.

Summary of significant accounting policies

Cash and cash equivalents – We classify as cash equivalents time deposits and other investments that are highly liquid and have maturities of three months or less at the date of purchase. The Company has no cash equivalents as of March 31, 2014, June 30, 2103, and June 30, 2012.

Trade Receivables – We record trade receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts, to reflect any anticipated loss and is charged to the provision for doubtful accounts, included in other operating expenses in the statements of operations. We calculate this allowance based on our history of write-offs, the level of past-due accounts based on the contractual terms of the receivables, and our relationships with, and the economic status of, our customers. The Company recognized provision of doubtful debts of $65,833 for the fiscal year ended 6/30/2013.

We have a diversified, international customer base. We control credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. Credit risk with respect to receivables is concentrated in the food industry sector. The Company’s major customer, a company incorporated in Hong Kong, accounts for $10,281,168, $10,43,584, and $0 of the trade receivables carrying amount as of March 31, 2014, June 30, 2013, and June 30, 2012, respectively.

F-7

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Concentration of Credit Risk – During the nine months ended March 31, 2014 and nine months ended March 31, 2013 approximately 67% and 60% of the Company’s revenues were from three major customers, which constituted $11,871,418 and $12,655,780 of the Company’s revenues. As of the year ended June 30, 2013 and June 30, 2012 approximately 67% and 80% of the Company’s revenues were from three major customer and four major customers, which constituted $23,030,155 and $29,190,296 of the Company’s Revenues. As of nine months ended March 31, 2014, the accounts receivable of these three customers were $2,070,000. As of the year ended June 30, 2013 the accounts receivable of these three customers were $11,389,373. As of the year ended June 30, 2012, the accounts receivable of these four customers were $ 1,938,133.

During the nine months ended March 31, 2014 and the nine months ended March 31, 2013 approximately 81% and 65% of the Company’s purchases included in cost of sales were from two and one major suppliers, which constituted $11,114,429 and $3,681,407 of the Company’s total purchases included in cost of sales. As of the years ended June 30, 2013 and June 30, 2012 approximately 80% and 59% of the Company’s purchases included in cost of sales were from two major suppliers and three major suppliers, which constituted $11,326,220 and $29,190,296 of the Company’s purchases included in cost of sales. As of nine months ended March 31, 2014, the accounts receivable of these three customers were $163,900. As of the year ended June 30, 2013 the accounts receivable of these three customers were $738,243. As of the year ended June 30, 2012, the amount owed to these three suppliers was $ 284,321.

Inventory – Inventory, consisting of raw materials, is stated at the lower of cost, using the first-in, first-out method (“FIFO”) to determine cost, or market. If the cost of the inventory exceeds market value, provisions are made currently for the difference between the cost and the market value. We monitor inventory cost compared to selling price in order to determine if a lower of cost or market reserve is necessary.

Property, plant and equipment – Property, plant and equipment are stated at cost. Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred. Depreciation is recorded using the straight-line method over the estimated useful lives of our assets, which are reviewed periodically. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. Capital lease are depreciated over the shorter of the lease term or the estimated useful life of the improvements.

Long lived assets impairment – We assess the recoverability of the carrying value of long-lived assets whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. We have the option of performing a qualitative assessment when assessing recoverability. We may also evaluate the recoverability of such assets based upon estimates of the undiscounted cash flows from such assets. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss would be recognized for the difference between the fair value and the carrying amount. We did not recur any impairment charges during the periods presented.

Income taxes – We recognize deferred income tax assets and liabilities for the expected future tax consequences of temporary differences between the income tax and financial reporting carrying amount of our assets and liabilities. We monitor our deferred tax assets and evaluate the need for a valuation allowance based on the estimate of the amount of such deferred tax assets that we believe do not meet the more-likely-than-not recognition criteria. We follow guidelines in each tax jurisdiction regarding the recoverability of any tax assets recorded on the balance sheets and provide necessary valuation allowances as required. We review our deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. We also evaluate whether we have any uncertain tax positions and would record a reserve if we believe it is more-likely-than-not our position would not prevail with the applicable tax authorities. Penalties and interest, if any, are included in other expense on the statements of operations. Deferred tax assets and liabilities may be netted by jurisdiction, typically domestic and foreign, within the current and long-term classifications on the balance sheets.

Revenue recognition – According to ASC605, the Company recognizes revenue when persuasive evidence of an arrangement exists, the service is performed or delivery has occurred, the price is fixed or determinable, and collectability is probable.

F-8

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

For product shipped directly from the Company’s warehouse or manufactured by the Company in Singapore and then shipped to domestic customer, revenue is recognized at time of shipment as it is determined that ownership has passed to the customer at shipment and revenue is recognized. Amount billed to customers for freight and shipping is classified as revenue.

For product shipped directly from the Company’s warehouse or manufactured by the Company in Singapore and then shipped to over sea customer, the shipping term is FOB Port of Origin. Revenue is recognized at time of delivery to the Company’s freight forwarder in Singapore, when the proper bills-of-lading have been signed by the customer’s agent and ownership passed to the customer.

Most of the orders from customer are custom made since each different customer required different mix or formula. Therefore, the Company requires the customer to issue its signed purchase order with documentation identifying the specifics of the product to be manufactured. Revenue is recognized at the same timeframe as mentioned above.

For domestic customer, if the customer cancels the purchase order after the manufacturing process has begun, the Company invoices the customer for any manufacturing costs incurred and revenue is recognized. Orders canceled after delivery has occurred are fully invoiced to the customer and revenue is recognized, provided all other revenue recognition criteria are met.

For over sea customer, the Company will check customer’s credit risk through export credit insurance and insure products through export credit insurance. If the over sea customer cancelled the order during the manufacturing process, the Company will claim the export credit insurance. The Company will also claim the export credit insurance if the finished goods was rejected after time of shipment.

Foreign currency translation – The Company’s reporting currency is the U.S. dollar. The Company’s functional currency is the local currency in the Singapore, the Singapore Dollar (SGD). The financial statements of the Company are translated into United States dollars in accordance with ASC 830, FOREIGN CURRENCY MATTERS, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. For the nine months ended March 31, 2014 and for the years ended June 30, 2013 and June 30, 2012, the cumulative translation adjustment of $102,529, $(18,137) and $(11,531), respectively, was classified as an item accumulated of other comprehensive income in the stockholders’ equity (deficit) section of the balance sheets. For the nine months ended March 31, 2014 and for the years ended June 30, 2013 and June 30, 2012, the foreign currency translation adjustment to accumulated other comprehensive income (deficit) was $102,529, $(18,137) and $(11,531), respectively.

Comprehensive loss – Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Accounting Standards Codification (ASC) 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the years presented, the Company’s comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments and is presented in the consolidated statements of comprehensive loss. We had translation adjustment to other comprehensive income (deficit) of $120,666, $ (6,606) and $ (387,024) for the periods ended March 31, 2014, June 30, 2013, and June 30, 2012, respectively.

Earnings per share – We calculate basic earnings per share by dividing our net income by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted EPS is computed by dividing net income by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is not anti-dilutive. The Company had no dilutive securities as of and for the nine months ended March 31, 2014 and as of and for the years ended June 30, 2013 and June 30, 2012. As of and for the nine months ended March 31, 2014 and as of and for the years ended June 30, 2013 and June 30, 2012 basic earnings per share was $.01, $.03, and $0, respectively.

F-9

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Recently issued accounting pronouncements

During the periods ended March 31, 2014, June 30, 2013 and June 30, 2012, there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FASB). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results. The Company will monitor these emerging issues to assess any potential future impact on its financial statements.

Note 2 – Accounts receivables

Accounts receivable consisted of the following as of and for the nine months ended March 31, 2014 and as of and for the years ended June 30, 2013, and June 30, 2012:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)
Accounts receivable	$12,347,029	$10,659,265	$1,538,196
Less: allowance for doubtful accounts	-	(65,833)
Total accounts receivable	$12,347,029	$10,593,432	$1,538,196

Note 3 – Inventories

Inventories consisted of the following as of and for the nine months ended March 31, 2014 and as of and for the years ended June 30, 2013, and June 30, 2012:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)
Finished goods	$1,420,704	$659,455	$2,142,583
Raw materials	1,811,254	1,637,880	6,227,517
Total inventories	$3,231,958	$2,297,335	$8,370,100

Note 4 – Financial instruments

The carrying amounts of our financial instruments, including cash, trade receivables, trade payable, and accrued expenses approximate fair value due to the short-term nature of these instruments or their stated rates approximating market rates. Our debt carries variable interest rates, which are reset monthly, or is relatively short term. Consequently, the carrying amounts of these financial instruments approximate fair value. We do not have any assets or liabilities that are measured at fair value on a recurring basis.

F-10

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 5 – Property, Plant and Equipment

Property, plant and equipment consist of the following:

	March 31, 2014	June 30, 2013	June 30, 2012	Useful Life (Years)
	(Unaudited)
Motor vehicles	$22,732	$22,786	$78,492	5 – 7
Plant and equipment	500,257	476,798	560,251	10 – 15
Furniture and equipment	248,911	244,357	243,152	3 – 10
Leasehold improvements	1,703,281	1,674,834	1,979,160	19
Less: accumulated depreciation	(636,312)	(516,819)	(497,459)
	$1,839,869	$1,901,956	$2,363,596

Depreciation expense for the nine months ended March 31, 2014 and 2014 was $142,070 and $142,570, respectively. For the and for the years ended June 30, 2013 and June 30, 2012, depreciation expense was $187,426 and $179,967, respectively.

Note 6 – Debt

Debt consists of the following:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)
Term loan 1	$-	$27,011	$65,658
Term loan 2	88,790	177,837	-
Term loan 3	-	162,451	267,583
Term loan 4	1,356,407	1,392,072	1,893,928
Term loan 5	303,022	337,360	-
Term loan 6	303,056	337,360	-
Term loan 7	242,192	269,609	-
Term loan 8	835,842	884,092	-
Term loan 9	288,953	319,610	-
Term loan 10	-	-	307,501
Term loan 11	-	-	734,382
Term loan 12	-	-	296,884
Term loan 13	-	-	85,114
Term loan 14	-	-	321,572
Term loan 15	-	-	321,600
Term loan 16	-	-	272,821
Trust receipts	4,392,905	3,760,060	2,225,104
Total debt	7,811,167	7,667,462	6,792,147
Less: current portion	(4,392,905)	(5,726,946)	(3,954,864)
Long-term portion of debt	$3,418,262	$1,940,516	$2,837,283

Term Loans

Term loan 1: The Company entered into a business loan of $190,000, dated as of February 5th, 2010. The loan is repayable in 48 monthly installments of $4,376. The interest rate per annum is chargeable at 5.00%. The loan was paid off at February 2014.

Term loan 2: The Company entered into a $238,815 term loan facility, dated January 7, 2013. The term loan is repayable in 24 monthly installments of $13,416. The interest rate per annum is chargeable at 7.50%.

F-11

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Term loan 3: The Company entered into a $632,311 term loan facility, dated July 16, 2010 and renewed at April 9, 2012. The interest rate is chargeable at 5.00% per annum calculated on a monthly rest basis or at such other rates as may be fixed from time to time. The loan was paid off at March 2014.

Term loan 4: The Company entered into a $2,055,011 term loan facility, dated March 2, 2010. The term loan is repayable in 15 monthly installments or in such other installments as may be specified or fixed by the bank. The interest rate is chargeable at 2.00% per annum above the bank’s Prime Lending Rate.

Term loans 5, 6, and 7: The Company entered into a three term loan facility, $369,902 each, dated August 29, 2012. All three term loans are each repayable in 36 monthly installments of $5,255 for the first 24 months and $4,199 for the final 12 months. The interest rate is fixed at 1.88% per annum for the first 12 months, 1.98% per annum for the second 12 months, and is the Singapura Lending Rate (SLR) of 3.25% for the final 12 months. These three term loans refinanced term loan 10, 12, 13, 14, and 15.

Term loan 8: The Company entered into a $918,827 term loan facility, dated August 29, 2012.The loan is repayable in 36 monthly installments of $7,770. The interest rate is fixed at 1.68% per annum for the first 12 months, 1.98% per annum for the second 12 months, and is the SLR of 3.25% for the final 12 months. This term loan refinanced term loan 11.

Term loan 9: The Company entered into a $331,963 term loan facility, dated August 29, 2012. The loan is repayable in 24 monthly installments of $4,734. The interest rate is fixed at 1.98% per annum. This term loan refinanced term loan 16.

Term loan 10, 11, and 13: The annual interest rate was 3% and 1.5%. 2.75% above cost of finance for term loan 13. These term loans were refinanced and paid off by term loan 5 to term loan 9 through to the year ended June 30, 2013.

Term loan 12: The annual interest rate was 1.98% for first year, 2.38% for second year, and 1.12% below Non-Residential Mortgage Board Rate of Singapore (“NMBR”) for the third year. This loan was paid off through to the year ended June 30, 2013

Term loan 14, 15, and 16: The annual interest rate was 1.375% above Singapore Inter Bank Offered Rate (“SIBOR”). These term loans were paid off through to the year ended June 30, 2013.

Trust Receipts

The interest rate of trust receipts per annum is chargeable at 0.50% above the interest at SBFR (local transactions) and 2.75%) above the interest of SBFR (foreign transactions).

The term loan and trust receipts are collateralized by way of:

a)	Properties of the Company;
b)	Properties of Directors;
c)	Fixed deposits of the Directors; and
d)	Joint and several guarantees by the Directors

Future contractual maturities of debt are as follows, as of June 30, 2013:

Twelve months ending June 30,
2014	$5,680,218
2015	277,335
2016	219,734
2017	226,756
2018	234,821
Thereafter	1,028,598
$7,667,462

F-12

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Interest expense of $139,912, $299,256 and $486,093 is included in finance costs in the statements of operations for the periods ended March 31, 2014, June 30, 2013, and June 2012, respectively.

Note 7 – Capital Leases

The Company has acquired assets under the provisions of long-term leases expiring through June 2016. For financial reporting purposes, minimum lease payments relating to these assets have been capitalized.

The assets under capital lease have cost and accumulated amortization as follows:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)
Motor vehicles	$79,354	$78,881	$78,492
Plant and equipment	185,421	184,315	183,406
Furniture and equipment	306,920	305,089	303,584
Less: accumulated depreciation	(252,577)	(198,018)	(126,653)
	$319,118	$370,267	$438,829

Maturities of capital lease obligations as of June 30, 2013 are as follows:

2014	$120,516
2015	72,716
2016	10,732
Total minimum lease payments	203,964
Amount representing interest	(19,596)
Present value of minimum lease payments	184,368
Less: current portion	(107,651)
$76,717

Note 8 – Stockholders’ equity

Common stock – We have authorized and issued 200,000,000 shares of Common Stock at par value of Singapore dollar $0.01, or US Dollar $0.008. The holders of the issued and outstanding shares Common Stock are entitled to one vote per share on any matter to be voted on by the stockholders of the Company and are entitled to receive any dividends declared.

As of and for the year ended June 30, 2012, the Company consummated a non-cash issuance of 30,000,000 shares of common stock from its retained earnings. The amount been converted to common stock was $235,947. The Company also issued 20,000,000 shares of common stock to its related party for $157,298 cash.

As of June 30, 2013, and June 30, 2012, the Company declared non-cash dividends to shareholders of $648,482 and $524,789, respectively. The shareholders have elected to apply those dividends to reduce related party receivables.

Note 9 – Operating leases

We lease certain office space under non-cancelable operating lease agreements. The leases typically run for a period of three years, with an option to renew the lease after that date.

Future minimum rental payments required under all leases that have remaining non-cancelable lease terms in excess of one year as of June 30, 2014 are as follows:

June 30, 2014	$243,713

F-13

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Rent expense was $192,995, $424,155, and $337,354 for the periods ended March 31, 2014, June 30, 2013, and June 30, 2012, respectively.

Note 10 – Income taxes

The domestic statutory income tax rate was approximately 17.0% in the period for the and as of nine months ended March 31, 2014 and as of and for the years ended June 30, 2013 and June 30, 2012. The reconciliation of the income tax expense from continuing operations expected based on domestic statutory income tax rates to the expense for income taxes included in the consolidated statements of operations is as follows:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)
Current tax provision	$505,675	$630,677	$409,863
Deferred tax provision	115,930	102,538	195,200
Over provision of tax from prior period	-	-	-
Allocated to Net Income	$370,803	$509,600	$430,384

The components of net deferred tax liabilities are as follows:

Long-term deferred tax liability:
Differences in depreciation for tax purposes	$115,930	$102,538	$195,200

A reconciliation of our income tax provision and the amounts computed by applying Singapore statutory rates to income before income taxes is as follows:

	March 31, 2014	June 30, 2013	June 30, 2012
	(Unaudited)
Earnings before income taxes	$2,106,884	$3,734,511	$930,337
Tax of 17% (estimated)
Effects of:
Expenses not deductible for tax purposes	66,637	271,111	229,554
Expenses not taxable for tax purposes	31,605	-	-
Tax exemption and allowances	(23,932)	(866,151)	(1,007,307)
Income tax expense for March 31, 2012	-	-	402,793
	$370,803	$533,711	$430,384
Tax rebate on net tax payable	-	24,111	-
Income tax expense	$370,803	$509,600	$430,384

Under current accounting standards, we must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. We measure the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding our income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to our subjective assumptions and judgments which can materially affect amounts recognized in our balance sheets and statements of income. Our assessment of tax positions as of March 31, 2014, June 30, 2013, and June 30, 2012, determined that there were no material uncertain tax positions.

F-14

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 11 – Commitments and contingencies

Credit Risk – Credit risk refers to the risk that counterparty will default on its contractual obligations resulting in financial loss to the Company. The major classes of financial assets of the Company are cash and trade receivables. For trade receivables, the Company adopts the policy of dealing only with customers of appropriate credit history. The Company does not require collateral with respect to trade receivables. For other financial assets, the Company adopts the policy of dealing only with high credit quality counterparties.

For the management of credit risk, Company has purchased credit risk insurance in order to ensure the recoverability of its debts. As at the balance sheet date, approximately 90% of the trade receivables were insured. The coverage of 90% are effective as of and for the nine months period ended March 31, 2014 and as of and for the years ended June 30, 2013 and June 30, 2012.

At the balance sheet date, the Company’s maximum exposure to credit risk is represented by the carrying amount of each class of financial assets recognized in the balance sheet.

Liquidity Risk – Liquidity risk is the risk that the Company will encounter difficulty in meeting financial obligations due to shortage of funds. The Company’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. The Company monitors its liquidity risk and maintains a level of cash and cash equivalents deemed adequate by management to finance the Company’s operations and to mitigate the effects of fluctuations in cash flows.

Interest Rate Risk – The Company is exposed to foreign currency risk on sales and purchases that are denominated in a currency other than its functional currency. The currency giving rise to this risk is primarily the U.S. Dollar. The Company does not have a hedging policy on its foreign currency exposure.

From time to time, we are involved in legal proceedings arising in the ordinary course of our business. We are currently not a party to any pending legal proceedings and no such actions by, or to the best of our knowledge, against us have been threatened.

Note 12 – Related-party transactions

a) Related parties:

Related Parties	Relationship with the Company
M-Power Development Ptd Ltd (MPD)	Asset holding management company
M-Power Investment Pte Ltd (MPI)	Holding company
Perry Holzgraf Esculier	Stockholder and Director

b) The Company had the following related party balances at March 31, 2014, June 30, 2013, and June 30, 2012:

	3/31/2014	6/30/2013	6/30/2012
	(Unaudited)
Due from MPD	$-	$-	$354,284
Due from MPI	-	-	552,689
Due to MPI	(212,656)	(491,254)	(523,518)
Due to Perry	-	-	(411,527)
Total due from (to) related party payables	$(212,656)	$(491,254)	$(28,072)

F-15

M-Power Food Industries Pte. Ltd.

Notes to Financial Statements

Note 13 – Subsequent Events

On December 23, 2013, the Company agreed to purchase certain brands from another company in exchange for $18,214,793. However, the purchase is not reflected in the March 31, 2014 financial statements as the ownership of the brands has not been transferred and consideration for the brands has not yet been made.

F-16